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                          AGREEMENT AND PLAN OF MERGER


                                  by and among


                               INTELLIGROUP, INC.


                                ES MERGER CORP.,


                            EMPOWER SOLUTIONS, L.L.C.


                                       and


                    THE MEMBERS OF EMPOWER SOLUTIONS, L.L.C.


                          Dated as of February 16, 1999













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                            TABLE OF CONTENTS                             Page
                                                                          ----



ARTICLE 1.  DEFINITIONS......................................................1

1.1.DEFINED TERMS............................................................1
1.2.CERTAIN ADDITIONAL DEFINED TERMS.........................................9
1.3.INTERPRETATION PROVISIONS...............................................10

ARTICLE 2.  THE MERGER......................................................11

2.1.THE MERGER..............................................................11
2.2.EFFECTIVE TIME..........................................................11
2.3.EFFECT OF THE MERGER....................................................11
2.4.ARTICLES OF INCORPORATION; BYLAWS.......................................11
2.5.DIRECTORS AND OFFICERS..................................................11
2.6.EFFECT ON SECURITIES....................................................12
2.7.DELIVERY OF CERTIFICATES................................................12
2.8.ESCROW OF MERGER SHARES.................................................12
2.9.NET BOOK VALUE ADJUSTMENT...............................................13
2.10.MEMBER REPRESENTATIVE..................................................14
2.11.TAKING OF NECESSARY ACTION; FURTHER ACTION.............................14

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF EMPOWER AND THE MEMBERS.......15

3.1.ORGANIZATION OF EMPOWER.................................................15
3.2.CAPITALIZATION OF EMPOWER...............................................15
3.3.MEMBERS'AGREEMENTS, ETC.................................................15
3.4.AUTHORIZATION...........................................................16
3.5.MANAGING MEMBERS AND SUPERVISORY PERSONNEL..............................16
3.6.BANK ACCOUNTS...........................................................16
3.7.NO SUBSIDIARIES.........................................................16
3.8.REAL PROPERTY...........................................................16
3.9.PERSONAL PROPERTY.......................................................17
3.10.ENVIRONMENTAL MATTERS..................................................18
3.11.CONTRACTS..............................................................19
3.12.NO CONFLICT OR VIOLATION; CONSENTS.....................................20
3.13.PERMITS................................................................21
3.14.FINANCIAL STATEMENTS; BOOKS AND RECORDS................................21
3.15.ABSENCE OF CERTAIN CHANGES OR EVENTS...................................22
3.16.LIABILITIES............................................................23
3.17.LITIGATION.............................................................24
3.18.LABOR MATTERS..........................................................24
3.19.EMPLOYEE BENEFIT PLANS.................................................25
3.20.TRANSACTIONS WITH RELATED PARTIES......................................27
3.21.COMPLIANCE WITH LAW....................................................28
3.22.INTELLECTUAL PROPERTY..................................................28
3.23.TAX MATTERS............................................................29
3.24.INSURANCE..............................................................30
3.25.ACCOUNTS RECEIVABLE....................................................30
3.26.INVENTORY..............................................................31
3.27.PURCHASE COMMITMENTS AND OUTSTANDING BIDS..............................31
3.28.CUSTOMERS AND SUPPLIERS................................................31
3.29.YEAR 2000 COMPLIANCE...................................................31
3.30.BROKERS; TRANSACTION COSTS.............................................32
3.31.NO OTHER AGREEMENTS TO SELL EMPOWER OR THE ASSETS......................32
3.32.ACCOUNTING TREATMENT...................................................32

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3.33.MATERIAL MISSTATEMENTS OR OMISSIONS....................................32

ARTICLE 3A  REPRESENTATIONS AND WARRANTIES OF MEMBERS.......................32

3A.1 AUTHORIZATION..........................................................32
3A.2 NO CONFLICT OR VIOLATION; CONSENTS.....................................33
3A.3 OWNERSHIP OF MEMBERSHIP INTERESTS; TITLE...............................33

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF INTELLIGROUP AND SUB..........33

4.1.ORGANIZATION............................................................33
4.2.CAPITALIZATION..........................................................34
4.3.AUTHORIZATION...........................................................34
4.4.NO CONFLICT OR VIOLATION; CONSENTS......................................34
4.5.REPORTS AND FINANCIAL STATEMENTS........................................35
4.6.ABSENCE OF CERTAIN CHANGES OR EVENTS....................................35
4.7.S-3 ELIGIBILITY.........................................................35
4.8.DISCLOSURE..............................................................35
4.9. LITIGATION.............................................................36

ARTICLE 5.  ACTIONS BY EMPOWER, THE MEMBERS AND INTELLIGROUP PRIOR TO THE
CLOSING.....................................................................36

5.1.CONDUCT OF BUSINESS.....................................................36
5.2.INVESTIGATION BY INTELLIGROUP...........................................37
5.3.NOTIFICATION OF CERTAIN MATTERS.........................................38
5.4.NO MERGERS, CONSOLIDATIONS, SALE OF STOCK, ETC..........................38
5.5.POOLING ACCOUNTING TREATMENT............................................38
5.6.FURTHER ASSURANCES......................................................39

ARTICLE 6.  CONDITIONS TO EMPOWER'S AND THE MEMBERS'OBLIGATIONS.............39

6.1.REPRESENTATIONS, WARRANTIES AND COVENANTS...............................39
6.2.CONSENTS................................................................39
6.3.NO ACTIONS OR COURT ORDERS..............................................39
6.4.CLOSING DOCUMENTS.......................................................40
6.5.EMPLOYMENT AND NON-COMPETE AGREEMENTS...................................40
6.6.POOLING LETTER..........................................................40
6.7.OPINION OF INTELLIGROUP COUNSEL.........................................40
6.8.MATERIAL ADVERSE CHANGE.................................................40

ARTICLE 7.  CONDITIONS TO INTELLIGROUP'S AND SUB'S OBLIGATIONS..............40

7.1.REPRESENTATIONS, WARRANTIES AND COVENANTS...............................40
7.2.CONSENTS................................................................41
7.3.NO ACTIONS OR COURT ORDERS..............................................41
7.4.CLOSING DOCUMENTS.......................................................41
7.5.EXEMPTION UNDER FEDERAL AND STATE SECURITIES LAWS.......................41
7.6.DELIVERY OF CERTIFICATES................................................41
7.7.TAX MATTERS.............................................................41
7.8.EMPLOYMENT AND NON-COMPETE AGREEMENTS...................................42
7.9.OPINION OF EMPOWER COUNSEL..............................................42
7.10.POOLING LETTER.........................................................42
7.11.MATERIAL ADVERSE CHANGE................................................42

ARTICLE 8.  THE CLOSING; COVENANTS OF THE MEMBERS AND INTELLIGROUP FOLLOWING
THE CLOSING.................................................................42

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8.1.DELIVERIES BY EMPOWER AND THE MEMBERS TO INTELLIGROUP...................42
8.2.DELIVERIES BY INTELLIGROUP..............................................43
8.3.POST-CLOSING OBLIGATION OF SUB REGARDING EMPLOYEE COMPENSATION..........43
8.4. POST-CLOSING OBLIGATION OF THE MEMBERS REGARDING EMPOWER EMPLOYEES.....43
8.5. POST-CLOSING OBLIGATION OF THE MEMBERS REGARDING CONTRACTS.............43

ARTICLE 9.  INDEMNIFICATION.................................................43

9.1.SURVIVAL OF REPRESENTATIONS, ETC........................................43
9.2.INDEMNIFICATION.........................................................44
9.3.NO RIGHT OF CONTRIBUTION................................................46
9.4.ESCROW OF MERGER SHARES.................................................46
9.5.THRESHOLD; LIMITATIONS ON INDEMNITY.....................................47

ARTICLE 10.  RESTRICTIVE COVENANTS..........................................48

10.1.NON-COMPETITION........................................................48
10.2.NON-SOLICITATION OF EMPLOYEES OF INTELLIGROUP..........................48
10.3.NON-SOLICITATION OR INTERFERENCE WITH CUSTOMERS AND SUPPLIERS OF
INTELLIGROUP................................................................48
10.4.ACKNOWLEDGMENTS........................................................48

ARTICLE 11.  MISCELLANEOUS..................................................49

11.1.CERTAIN SECURITIES LAWS REPRESENTATIONS................................49
11.2.ASSIGNMENT.............................................................50
11.3.NOTICES................................................................50
11.4.CHOICE OF LAW..........................................................51
11.5.ARBITRATION............................................................51
11.6.DESCRIPTIVE HEADINGS...................................................51
11.7.ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS...............................51
11.8.COUNTERPARTS...........................................................51
11.9.INVALIDITY.............................................................52
11.10.EXPENSES..............................................................52
11.11.PUBLICITY.............................................................52
11.12.NO THIRD PARTY BENEFICIARIES..........................................52


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                                TABLE OF EXHIBITS


Exhibit A   Form of Employment and Non-Compete Agreement

Exhibit B   Form of Escrow Agreement

Exhibit C   Empower Financial Statements

Exhibit D   Empower Employee Nonsolicitation Agreement

Exhibit E   Form of Registration Rights Agreement

Exhibit F   Form of Affiliate Letter

Exhibit G   Form of Opinion of Intelligroup and Sub Counsel

Exhibit H   Form of Intelligroup Employee Confidentiality, Nonsolicitation
            and Invention Assignment Agreement

Exhibit I   Form of Opinion of Empower Counsel

Exhibit J   Empower Employee Compensation Plan

      AGREEMENT AND PLAN OF MERGER dated as of February 16, 1999 (the "Agreement"), by and among Intelligroup, Inc., a New Jersey corporation ("Intelligroup"), ES Merger Corp., a Michigan corporation ("Sub"), Empower Solutions, L.L.C., a Michigan limited liability company ("Empower"), and Patrick
J. Kavanaugh, Kurt A. Collins, Marcelo J. Casas and Jay D. Hiller (each a "Member" and collectively, the "Members").

                                   WITNESSETH:

      WHEREAS, the Boards of Directors of Intelligroup and Sub and the Members of Empower have determined that it is advisable and in the best interests of the stockholders of Intelligroup and Sub and Members of Empower to enter into a business combination upon the terms and subject to the conditions set forth herein;

      WHEREAS, in furtherance of such combination, the Boards of Directors of Intelligroup and Sub and the Members of Empower have each approved the merger of Empower with and into Sub (the "Merger"), upon the terms and subject to the conditions set forth herein, in accordance with the applicable provisions of the New Jersey Business Corporation Law (the "NJBCA"), in the case of Intelligroup, the Michigan Business Corporation Act (the "MBCA"), in the case of Sub, and the Michigan Limited Liability Company Act (the "MLLCA") in the case of Empower;

      WHEREAS, Intelligroup, Sub and Empower intend for the Merger to be accounted for as a pooling of interests pursuant to Opinion No. 16 of the Accounting Principles Board; and

      WHEREAS, pursuant to the Merger, all Membership Interests (as defined herein) of Empower shall be converted into the right to receive Intelligroup
Stock (as defined herein), upon the terms and subject to the conditions set forth herein;

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Intelligroup, Sub, Empower and the Members hereby agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

      1.1.  DEFINED TERMS.

      As used herein, the terms below shall have the following meanings:

      "Affiliate" of a Person means any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the direct or indirect ownership of fifty percent (50%) or more of the voting securities of such Person.

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

      "Ancillary  Agreements"  means the Escrow  Agreement,  the  Employment and
Non-Compete  Agreements,   the  Registration  Rights  Agreement  and  all  other
agreements required hereunder to consummate the Merger.

      "Assets" means the right, title and interest of Empower in and to its properties, assets and rights of any kind, whether tangible or intangible, real or personal, including without limitation the right, title and interest in the following:

            (a)   all Contracts and Contract Rights;

            (b)   all Fixtures and Equipment;

            (c)   all Inventory;

            (d)   all Books and Records;

            (e)   all Proprietary Rights;

            (f)   all Permits;

            (g) all return and other rights under or pursuant to all warranties, representations and guarantees made by suppliers and other third parties in connection with the Assets or services furnished to such Person;

            (h) all cash,  accounts  receivable,  deposits and prepaid expenses;
and

            (i)   all goodwill.

      "Average Share Price" means the average of the closing prices of Intelligroup Stock on the Nasdaq National Market as reported (absent manifest error in the printing thereof) in the Wall Street Journal (Eastern Edition) for the 20 trading days ending on the day which is five trading days prior to the Closing Date.

      "Balance Sheet" means the balance sheet of Empower as of the Balance Sheet Date.

      "Balance Sheet Date" means December 31, 1998.

      "Benefit Arrangement" means each plan, arrangement, program, agreement or commitment (written or oral) providing for insurance coverage (including, without limitation, any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health or accident benefits (including, without limitation, any "voluntary employees' beneficiary association" as defined in
Section 501(c)(9) of the Internal Revenue Code providing for the same or other benefits) or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (a) is not a Welfare Plan, Pension Plan or Multiemployer Plan, (b) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by Empower or any ERISA Affiliate or under which Empower or any ERISA Affiliate may incur any liability, and (c) covers any employee or former employee of Empower or any ERISA Affiliate (with respect to their relationship with such entity).

      "Books and Records" means (a) all product, business and marketing plans, sales and promotional literature and artwork owned by Empower and relating to the Assets or the Business, (b) all books, records, lists, ledgers, financial data, files, reports, product and design manuals, plans, drawings, technical manuals and operating records of every kind owned by Empower and relating to the Assets or the Business (including records and lists of customers, distributors, suppliers and personnel) and (c) all telephone and fax numbers owned by Empower and used in the Business, in each case whether maintained as hard copy or stored in computer memory.

      "Business" means (i) for the purpose of Article 10 hereunder, any business currently conducted by Intelligroup or its Affiliates or conducted by
Intelligroup or its Affiliates within three years after the date hereof, including, without limitation, providing comprehensive information technology solutions and services; and (ii) for all other purposes hereunder, the business and operations of Empower, including the implementation of PeopleSoft systems to governmental entities and higher education institutions, as such business is conducted as of the date hereof.

      "Closing" has the meaning set forth in Section 2.1(b).

      "Closing Date" means the date of the Closing.

      "Confidentiality Agreement" means that certain Confidentiality Agreement dated as of October 27, 1998 between Intelligroup and Empower.

      "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

      "Consents" means all consents, approvals or waivers from third parties that are required for the consummation of the transactions contemplated by this Agreement.

      "Contract Rights" means all rights and obligations under the Contracts.

      "Contracts" means all agreements, contracts, leases (whether for real or personal property), purchase orders, undertakings, covenants not to compete, employment agreements, confidentiality agreements, licenses, instruments, obligations and commitments to which Empower is a party or by which Empower or any of the Assets are bound or affected, whether written or oral.

      "Court Order" means any judgment, decision, consent decree, injunction, ruling or order of any foreign, federal, state or local court or governmental agency, department or authority that is binding on any Person or its property under applicable law.

      "Default" means (a) a breach of or default under any Contract, (b) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any Contract or (c) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any Contract.

      "Effective Time" has the meaning set forth in Section 2.2.

      "Employee Plans" means all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.

      "Employees" means all Senior Managers of Empower and all other Persons employed by Empower on a full or part-time basis, together with any Person retained as an independent contractor, as of the relevant date.

      "Employment   and  Non-Compete   Agreements"   means  the  Employment  and
Non-Compete  Agreements,  substantially  in the form of Exhibit A hereof,  to be
                                                        ---------
entered into between Intelligroup and each of the Senior Managers.

       "Encumbrance" means any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

      "Environmental  Claims"  means all notices of  violation,  liens,  claims, demands, suits, or causes of action for any damage, including, without limitation, personal injury, property damage (including, without limitation, any depreciation or diminution of property values), lost use of property or consequential damages, arising directly or indirectly out of Environmental Conditions or Environmental Laws. By way of example only (and not by way of limitation), Environmental Claims include (i) violations of or obligations under any contract related to Environmental Laws or Environmental Conditions between
Empower and any other person, (ii) actual or threatened damages to natural resources, (iii) claims for nuisance or its statutory equivalent, (iv) claims for the recovery of response costs, or administrative or judicial orders directing the performance of investigations, responses or remedial actions under any Environmental Laws, (v) requirements to implement "corrective action" pursuant to any order or permit issued pursuant to the Resource Conservation and Recovery Act, as amended ("RCRA"), or similar provisions of applicable state law, (vi) claims related to Environmental Laws or Environmental Conditions for restitution, contribution, or indemnity, (vii) fines, penalties or liens of any kind against property related to Environmental Laws or Environmental Conditions,
(viii) claims related to Environmental Laws or Environmental Conditions for injunctive relief or other orders or notices of violation from federal, state or local agencies or courts, and (ix) with regard to any present or former employees, claims relating to exposure to or injury from Environmental Conditions.

      "Environmental Conditions" means the state of the environment, including natural resources (e.g., flora and fauna), soil, surface water, ground water, any drinking water supply, subsurface strata or ambient air, relating to or arising out of the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, pouring, emptying, discharging, injecting, escaping, leaching, disposal, dumping or threatened release of Hazardous Substances by Empower or any of its predecessors or successors in interest, or by its respective agents, representatives, employees or independent contractors when acting in such capacity on behalf of Empower. With respect to Environmental Claims by third parties, Environmental Conditions also include the exposure of persons to Hazardous Substances at the work place or the exposure of persons or property to Hazardous Substances migrating from or otherwise emanating from or located on property owned or occupied by Empower.

      "Environmental Laws" means all applicable federal, state, district and local laws, all rules or regulations promulgated thereunder, and all orders, consent orders, judgments, notices, permits or demand letters issued, promulgated or entered pursuant thereto, relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface, or subsurface strata), including, without limitation, (i) laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, industrial materials, wastes or other substances into the environment and (ii) laws relating to the identification, generation, manufacture, processing, distribution, use, treatment, storage, disposal, recovery, transport or other handling of pollutants, contaminants, chemicals, industrial materials, wastes or other substances. Environmental Laws shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, RCRA, the Clean Water Act, as amended, the Safe

Drinking Water Act, as amended, the Clean Air Act, as amended, the Occupational Safety and Health Act, as amended, and all analogous laws promulgated or issued by any state or other Governmental Authority.

      "Environmental Reports" means any and all written analyses, summaries or explanations, in the possession or control of Empower, of (a) any Environmental Conditions in, on or about the properties of Empower, or (b) Empower's compliance with Environmental Laws.

      "ERISA" means the Employee Retirement Income Security Act of 1974 and the regulations promulgated thereunder.

      "ERISA Affiliate" means any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group" with, or otherwise required to be aggregated with, Empower as set forth in Section 414(b), (c), (m) or (o) of the Code.

      "Escrow Agent" means the escrow agent under the Escrow Agreement, or any successor agent designated in accordance with the terms of the Escrow Agreement.

      "Escrow Agreement" means the Escrow Agreement to be entered into among Intelligroup, Empower, the Escrow Agent and the Members substantially in the form of Exhibit B hereof.
        ---------

      "Escrow Shares" has the meaning set forth in Section 2.8.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Financial Statements" means the balance sheet of Empower as of December 31, 1997 and December 31, 1998 and the related statements of income of Empower for the years then ended, which statements were prepared using the accrual method of accounting and which do not contain all of the footnotes that would otherwise be included in accordance with GAAP, which financial statements are set forth on Exhibit C hereof.
             ---------

      "Facilities" means all real property and related facilities leased by Empower, all as identified or listed on Schedule 3.8(c).

      "Fixtures and Equipment" means all of the furniture, fixtures, furnishings, machinery, computer hardware, and other tangible personal property owned by Empower, wherever located and including any such Fixtures and Equipment in the possession of any of Empower's respective suppliers or other vendors.

      "Former Properties" means all plants, offices, manufacturing facilities, stores, warehouses, administration buildings and all real property and related facilities owned, leased or operated by Empower prior to the date hereof, but excluding Facilities.

      "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board applied on a consistent basis.

      "Hazardous Substances" means all pollutants, contaminants, chemicals, wastes, and any other carcinogenic, ignitable, corrosive, reactive, toxic or otherwise hazardous substances or materials

(whether solids, liquids or gases) subject to regulation, control or remediation under Environmental Laws. By way of example only, the term Hazardous Substances includes petroleum, urea formaldehyde, flammable, explosive and radioactive materials, PCBs, pesticides, herbicides, asbestos, sludge, slag, acids, metals, solvents and waste waters.

       "Intelligroup Stock" means the common stock, par value $.01 per share, of Intelligroup and all associated purchase rights pursuant to the Intelligroup Shareholder Protection Rights Plan dated as of November 6, 1998.

      "Inventory" means all merchandise owned by Empower and intended for resale and all raw materials, work in process, finished goods, wrapping, supply and packaging items and similar items, whether or not located on the premises, on consignment to a third party, or in transit or storage.

      "knowledge" or "to the knowledge" of a party (or similar phrases) means to the extent of matters (i) which are actually known by such party or (ii) which, based on facts of which such party is aware, would be known to a reasonable Person in similar circumstances exercising reasonable judgment, and when used in the context of Empower shall be deemed to include the knowledge of the Members of Empower.

      "Liability" means any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any Person of any type, whether accrued, absolute, contingent, matured, unmatured, liquidated, unliquidated, known or unknown.

      "Managing Member" means only Patrick J. Kavanaugh and Kurt A. Collins.

      "Material Adverse Effect" or "Material Adverse Change" or a similar phrase means, with respect to any Person, (a) any material adverse effect on or material adverse change with respect to (i) the business, operations and assets (taken as a whole), liabilities (taken as a whole), condition (financial or otherwise) or results of operations, of such Person and its subsidiaries, taken as a whole, or (ii) the right or ability of such Person or any of its subsidiaries to consummate any of the transactions contemplated hereby or (b) any event or condition which, with the passage of time, the giving or receipt of notice or the occurrence or nonoccurrence of any other circumstance, action or event, would reasonably be expected to constitute a "Material Adverse Effect" on or "Material Adverse Change" with respect to such Person.

      "Member Expenses" means all expenses incurred by Empower or any of its Members in conjunction with the transactions contemplated by this Agreement, including without limitation expenses incurred for outside legal counsel, independent accountants and financial advisors including, but not limited to, BancBoston Robertson Stephens.

      "Member Representative" has the meaning set forth in Section 2.10.

      "Membership Interests" shall mean the membership interests in Empower, expressed as a percentage, of the Members, as set forth on Schedule 3.2(a) hereof.

      "Merger Consideration" means $31,540,000.

      "Multiemployer Plan" means any "multiemployer plan," as defined in Section 4001(a)(3) or 3(37) of ERISA, which (a) Empower or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, after September 25, 1980, maintained, administered, contributed to or was required to contribute to, or under which Empower or any ERISA Affiliate may incur any liability and

(b) covers any employee or former employee of Empower or any ERISA Affiliate (with respect to their relationship with any such entity).

      "Net Book Value" means the amount by which the assets of Empower exceed the liabilities of Empower, both determined in accordance with GAAP.

      "Nonsolicitation Agreements" means the Empower Employee Nonsolicitation Agreements signed by each of the Employees listed on Schedule 3.18, each in substantially the form attached hereto as Exhibit D.
                                          ---------

      "Number  of   Intelligroup   Shares"   means  that  number  of  shares  of
Intelligroup Stock (rounded down to the nearest whole number) calculated by dividing (a) the Merger Consideration by (b) the Average Share Price.

      "Operating Agreement" means the Amended and Restated Operating Agreement of Empower dated as of February 28, 1997.

      "Pension  Plan" means any  "employee  pension  benefit plan" as defined in
Section 3(2) of ERISA (other than a Multiemployer Plan) which (a) Empower or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the five years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which Empower or any ERISA Affiliate may incur any liability (including, without limitation, any contingent liability) and (b) covers any employee or former employee of Empower or any ERISA Affiliate (with respect to their relationship with any such entity).

      "Permitted Encumbrances" means (a) liens for Taxes or governmental charges or claims (i) not yet due and payable, or (ii) being contested in good faith, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, (b) statutory liens of landlords, liens of carriers, warehouse persons, mechanics and material persons and other liens imposed by law incurred in the ordinary course of business for sums (i) not yet due and payable, or (ii) being contested in good faith, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, (c) liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other similar types of social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, in each case in the ordinary course of business, consistent with past practice, and (d) easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case, which do not interfere with the ordinary conduct of business of Empower and do not materially detract from the value of the property upon which such encumbrance exists.

      "Permits" means all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state (including the Commonwealth of Puerto
Rico) or local, necessary or desirable for the current conduct or operation of the Business or ownership of the Assets of such Person.

      "Person" means any person or entity, whether an individual, trustee, corporation, limited liability company, general partnership, limited partnership, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority or any similar entity.

      "Proprietary Rights" means all (a) U.S. and foreign patents, patent applications, patent disclosures and improvements thereto, including pending patents and utility models and applications therefor, (b) U.S. and foreign trademarks, service marks, trade dress, logos, trade names and corporate names and the goodwill associated therewith and registrations and applications for registration thereof, (c) U.S. and foreign copyrights and registrations and applications for registration thereof, (d) U.S. and foreign mask work rights and registrations and applications for registration thereof, (e) Trade Secrets, (f) copies and tangible embodiments thereof (in whatever form or medium) and (g) licenses granting any rights with respect to any of the foregoing.

      "Registration Rights Agreement" means the Registration Rights Agreement to be entered into between Intelligroup and the Members substantially in the form of Exhibit E hereof.
   ---------

      "Regulations" means any laws, statutes, ordinances, regulations, rules, notice requirements, court decisions, agency guidelines, principles of law and orders of any foreign, federal, state or local government and any other governmental department or agency, including without limitation energy, motor vehicle safety, public utility, zoning, building and health codes, Environmental Laws, occupational safety and health and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.

      "Related Party" means (i) any of Empower's Members, and any officers, directors, partners, associates or relatives of such Members, and (ii) any Person in which Empower or any Member or any Affiliate, associate or relative of any such Person has any direct or indirect interest.

      "Representative" of any Person means any officer, director, principal, attorney, agent, employee, managing member or other representative of such Person.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      "Senior Managers" means Patrick J. Kavanaugh,  Kurt A. Collins,  Marcelo
J. Casas and Jay D. Hiller.

       "Tax Return" means any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including information returns, any documents with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

      "Taxes"  mean  any  and  all  taxes,   charges,   fees,  levies  or  other
assessments,   including  income,  gross  receipts,  excise,  real  or  personal property, sales, withholding, social security, retirement, unemployment, occupation, use, service, license, net worth, payroll, franchise and transfer and recording, imposed by the Internal Revenue Service or any taxing authority (whether domestic or foreign, including any federal, state, county, local or foreign government or any subdivision or taxing agency thereof (including a U.S. possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments.

      "Trade Secrets" means all trade secrets and confidential business information that is not generally known to the public (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, research and development information, software, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information).

      "Welfare  Plan" means any  "employee  welfare  benefit plan" as defined in
Section 3(1) of ERISA, which (a) Empower or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which Empower or any ERISA Affiliate may incur any liability and (b) covers any employee or former employee of Empower or any ERISA Affiliate (with respect to their relationship with any such entity).

      1.2.  CERTAIN ADDITIONAL DEFINED TERMS.

                                                              Defined in
         Term:                                                 Section:
         -----                                                 --------

         Actions............................................    3.16
         Affiliate Letter...................................    5.5(a)
         Agreement..........................................    Recitals
         Buyer's Accountants................................    2.9(b)
         Buyer's Closing Balance Sheet......................    2.9(b)
         Certificate of Merger..............................    2.2
         Certificates.......................................    2.7
         Claim..............................................    9.2(b)
         Claim Notice.......................................    9.2(b)
         Closing Net Book Value.............................    2.9(a)
         Damage Ceiling.....................................    9.5(a)
         Damage Threshold...................................    9.5(a)
         Damages............................................    9.2(a)
         Empower............................................    Recitals
         Empower Inc. Merger Agreement......................    6.8
         Existing Employment Agreements.....................    3.18(c)
         Final Resolution                                       2.8
         Indemnified Party..................................    9.2(b)
         Indemnifying Party.................................    9.2(b)
         Intelligroup.......................................    Recitals
         Intelligroup Closing Certificate...................    6.1
         Intelligroup Indemnified Parties...................    9.2(a)
         Intelligroup Material Adverse Affect...............    4.6
         Intelligroup Options...............................    4.2(b)
         Intelligroup Preferred Stock.......................    4.2(a)
         Intelligroup Securities............................    4.2(a)
         Leased Property....................................    3.8(c)
         Majority Holders...................................    2.10(a)
         MBCA...............................................    Recitals
         Member.............................................    Recitals
         Member Indemnified Parties.........................    9.2(a)
         Members...........................................     Recitals
         Member's Closing Certificate.......................    7.1
         Merger.............................................    Recitals
         Merger Shares......................................    2.6(a)
         MLLCA..............................................    Recitals
         NJBCA..............................................    Recitals

                                                              Defined in
         Term:                                                 Section:
         -----                                                 --------

         Pooling Letter.....................................    6.7
         Proposed Acquisition Transaction..................     5.4
         Salary Table.......................................    3.18(d)
         SEC Reports........................................    4.5
         Seller's Closing Balance Sheet.....................    2.9(a)
         Sub................................................    Recitals
         Survival Period....................................    9.1
         Surviving Corporation..............................    2.1(a)
         Third-Party Claim..................................    9.2(b)
         Year 2000 Problem..................................    3.29


      1.3.  INTERPRETATION PROVISIONS.

            (a) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, schedule and exhibit references are to this Agreement unless otherwise specified. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. The term "or" is disjunctive but not necessarily exclusive. The terms "include" and "including" are not limiting and mean "including without limitation."

            (b) References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

            (c) References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

            (d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

            (e) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against either party.

            (f) The annexes, schedules and exhibits to this Agreement are a material part hereof and shall be treated as if fully incorporated into the body of the Agreement.

                                   ARTICLE 2.

                                   THE MERGER

      2.1.  THE MERGER.

            (a) Effective Time. At the Effective Time (as defined in Section 2.2 hereof), and subject to and upon the terms and conditions of this Agreement, the MBCA and the MLLCA, Empower shall be merged with and into Sub, the separate existence of Empower shall cease, and Sub shall continue as the surviving corporation. Sub as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

            (b) Closing. Subject to the satisfaction or waiver, if permissible, of the conditions set forth in Articles 6 and 7, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place (i) at the offices of Buchanan Ingersoll, Professional Corporation, College Centre, 500 College Road East, Princeton, New Jersey, as promptly as practicable (and in any event within five business days) after satisfaction or waiver, if permissible, of the conditions set forth in Articles 6 and 7 or (ii) at such other time, date or place as Intelligroup and Empower may mutually agree.

      2.2.  EFFECTIVE TIME.

      As promptly as practicable after the satisfaction or waiver of the conditions set forth in Articles 6 and 7, the parties hereto shall cause the Merger to be consummated by filing a certificate as contemplated by the MBCA (the "Certificate of Merger"), together with any required related documents, with the appropriate administrator, as indicated in the MBCA and the MLLCA, in such form as required by, and executed in accordance with the relevant provisions of, the MBCA and the MLLCA. The Merger shall be effective at the time indicated in such Certificate of Merger (the "Effective Time").

      2.3.  EFFECT OF THE MERGER.

      At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the MBCA and the MLLCA.

      2.4.  ARTICLES OF INCORPORATION; BYLAWS.

            (a) Articles of Incorporation. At the Effective Time, the Articles of Incorporation of Sub shall be the Articles of Incorporation of the Surviving Corporation until thereafter duly amended in accordance with applicable law and such Articles of Incorporation.

            (b) Bylaws. At the Effective Time, the Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter duly amended in accordance with applicable law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

      2.5.  DIRECTORS AND OFFICERS.

      The directors of Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the officers of Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation and in accordance with applicable law.

      2.6.  EFFECT ON SECURITIES.

      At the Effective Time, by virtue of the Merger and without any further action on the part of Intelligroup, Sub, Empower or the Members:

            (a)   Conversion of Securities.
                  ------------------------

                  (i) Each Member's Membership Interest (as constituted immediately prior to the Effective Time) shall be converted into the right to receive such number of validly issued, fully paid and nonassessable shares of Intelligroup Stock as shall equal the product obtained by multiplying such Member's Membership Interest by the Number of Intelligroup Shares. The shares of Intelligroup Stock issued in connection with the Merger as a result of such conversion are sometimes referred to herein as the "Merger Shares."

                  (ii) Each share of common stock, $.01 par value, of Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding and thereafter represent one validly issued, fully paid and nonassessable share of common stock, $.01 par value, of the Surviving Corporation, so that Intelligroup shall be the sole and exclusive owner of the outstanding capital stock of the Surviving Corporation.

            (c)  Fractional   Shares.  No  certificates  or  scrip  representing
                 -------------------
fractional shares of Intelligroup Stock shall be issued in connection with the Merger, and any fractional share interests will be canceled and thereafter will not entitle the owner thereof to vote or to any rights as a Member of Intelligroup. In lieu thereof, each Member who would otherwise have been entitled to a fraction of a share of Intelligroup Stock, will be paid the cash value of such fraction, which shall be equal to such fraction multiplied by the Average Share Price.

      2.7.  DELIVERY OF CERTIFICATES.

      At the Effective Time, Intelligroup shall deliver to the Members stock certificates (the "Certificates"), registered in the name of such Member, representing such number of shares of Intelligroup Stock as equals (A) the aggregate Merger Shares which such Member is entitled to receive pursuant to the Merger less (B) such number of shares as equals the product obtained by multiplying the aggregate number of Escrow Shares by such Member's Membership Interest as constituted immediately prior to the Effective Time.

      2.8. ESCROW OF MERGER SHARES.

      Notwithstanding the other provisions of this Article 2, at the Effective Time, Intelligroup and the Members shall deliver to the Escrow Agent, registered in the name of each Member, that number of shares of Intelligroup Stock equal to ten percent of the Number of Intelligroup Shares (the "Escrow Shares"). The Escrow Shares shall be held by the Escrow Agent pursuant to the terms of the Escrow Agreement. Upon a final adjudication of a disputed matter (the "Final Resolution") or upon the prior written consent of the Members, any Intelligroup Indemnified Party (as defined in Section 9.2(a) hereof) shall be entitled to delivery from the Escrow Agent of such number of shares of Intelligroup Stock as shall have a value equal to the amount due such Intelligroup Indemnified Party pursuant to Article 9 hereof. For purposes of this Section 2.8, the value of shares of Intelligroup Stock so delivered to any Intelligroup Indemnified Party shall be equal to the Average Share Price. Except for Escrow Shares with a value (determined in accordance with this Section 2.8) equal to the amount of any Claims by Intelligroup Indemnified Parties that may be pending at such time, on the first anniversary of the Closing Date, the Members shall be entitled to delivery from the Escrow Agent any Escrow Shares that have not been delivered to, or required to have been delivered to, Intelligroup Indemnified Parties pursuant to this Section 2.8, Article 9 hereof or the Escrow Agreement on or prior to such date. At all times that all or any part of the Escrow Shares are held by the Escrow Agent, (i) all dividends or distributions made with respect to the Escrow Shares shall be deposited with the Escrow Agent and held in accordance with the Escrow Agreement and (ii) the Members shall have the sole right and power to exercise all voting rights pertaining to all or any part of the Escrow Shares.

      2.9. NET BOOK VALUE ADJUSTMENT.

            (a) The parties acknowledge that the amount of the Merger Consideration is based, in part, on an assumption that the Net Book Value of Empower on the Closing Date (the "Closing Net Book Value") will be approximately $0. In order to assist the parties in calculating the Closing Net Book Value, the Members will prepare and deliver to Intelligroup at Closing an estimated balance sheet for Empower as of the Closing Date (the "Seller's Closing Balance Sheet") and an estimate of the Closing Net Book Value based thereon together with any work papers or other supporting documentation. The Seller's Balance Sheet shall be prepared in accordance with GAAP. For purposes of calculating the Closing Net Book Value, any unbilled time shall be included as an account receivable.

            (b) Following the Closing Date, Intelligroup shall prepare a balance sheet of Empower as of the Closing Date (the "Buyer's Closing Balance Sheet'), which balance sheet shall be prepared in accordance with GAAP, and a calculation of the Closing Net Book Value. Intelligroup shall submit the Buyer's Closing Balance Sheet to Arthur Andersen LLP, its independent public accountants (the "Buyer's Accountants"), which will audit the Buyer's Closing Balance Sheet and render an opinion thereon not later than 90 days following the Closing Date. Intelligroup shall deliver a copy of the audit report on the Buyer's Closing Balance Sheet to the Member Representative immediately following receipt thereof from the Buyer's Accountant. The Members agree to cooperate with Intelligroup and the Buyer's Accountants in connection with the preparation of the Buyer's Closing Balance Sheet.

            (c) The Member Representative shall, within 15 days following receipt of the audit report on the Buyer's Closing Balance Sheet, advise Intelligroup in writing of whether the Members dispute any of the items presented therein. If the Member Representative fails to so notify Intelligroup, the Buyer's Closing Balance Sheet shall be deemed final and binding on the parties as of the fifteenth day following the Member Representative's receipt of the Buyer's Closing Balance Sheet. If the Member Representative notifies
Intelligroup of a dispute with respect to any items presented in the Buyer's Closing Balance Sheet within such 15-day period, the parties shall seek to resolve such dispute in good faith. In the event the parties are unable to resolve such dispute within 30 days following delivery of the dispute notice, such dispute shall be referred to a nationally recognized accounting firm mutually selected by the parties (or if the parties shall fail to agree on such selection, such accounting firm shall be selected by lot from one firm selected by the Buyer's Accountants and one firm selected by Empower's independent accountants), which firm shall be requested to seek to resolve such dispute within 30 days after such dispute is referred to such firm. The determination of such dispute by such accounting firm shall be binding on the parties hereto. The fees and expenses of such accounting firm in resolving such dispute shall be borne 50% by Intelligroup and 50% by the Members.

            (d) If, after (i) the Members have accepted the Buyer's Closing Balance Sheet and the Buyer's Accountants' audit report thereon, or (ii) resolving any dispute as to the Buyer's Closing Balance Sheet, or the manner in which the Closing Net Book Value was calculated therein, in accordance with
Section 2.9(c) hereof, (A) the Closing Net Book Value is less than $0, the Merger Consideration shall be reduced dollar-for-dollar by the amount of such deficiency and (B) if the Closing Net Book Value exceeds $0 the Merger Consideration shall be increased dollar-for-dollar by the amount of such excess; provided, however, that no adjustment to the Merger Consideration shall be made pursuant to this
Section 2.9 unless the amount of such adjustment (positive or negative) is at least $50,000. In order to effect a decrease in the Merger Consideration, a number of Escrow Shares equal to the amount of the deficiency divided by the Average Closing Price shall be released from escrow and delivered to
Intelligroup for cancellation. In order to effect an increase in the Merger Consideration, Intelligroup shall issue and deliver to the Members (on a pro-rata basis in accordance with their respective Membership Interests) a number of additional shares of Intelligroup Stock equal to (1) the amount of the excess divided by the Average Closing Price, less (2) that number of shares of Intelligroup Stock equal to ten percent of the number of shares to be issued to the Members on account of the adjustment required by this Section 2.9 (which shares shall be deposited with the Escrow Agent and held pursuant to the terms of the Escrow Agreement) Such cancellation or issuance shall be effected within 10 business days following final agreement of the parties or determination in accordance with Section 2.9(d) that such decrease or increase is applicable.

      2.10. MEMBER REPRESENTATIVE.

            (a) The parties agree that it is desirable to designate a representative to act on behalf of the Members for certain limited purposes, as specified herein (the "Member Representative"), who shall initially be Patrick
J. Kavanaugh. The Member Representative may resign at any time, and the Member Representative may be removed by the vote of Persons, which collectively held a majority of the Membership Interests immediately prior to the Effective Time ("Majority Holders"). In the event that a Member Representative has resigned or been removed, a new Member Representative shall be appointed by a vote of Majority Holders, such appointment to become effective upon the written acceptance thereof by the new Member Representative.

            (b) The Member Representative shall have such powers and authority as are necessary to carry out the functions assigned to it under this Agreement; provided, however, that the Member Representative will have no obligation to act on behalf of the Members, except as expressly provided herein. Without limiting the generality of the foregoing, the Member Representative shall have full power, authority and discretion to (i) make such determinations and take such actions as are required to be made by the Members with respect to the conditions and other provisions contained in this Agreement including, without limitation, the provisions of Article 9 hereof, (ii) exercise such other rights and powers (subject to such other obligations) of the Members as are set forth in this Agreement, the Escrow Agreement and/or the Registration Rights Agreement and
(iii) perform its obligations as set forth in, and in accordance with, the Registration Rights Agreement and the Escrow Agreement. The Member Representative will have no liability to Intelligroup, Empower or the holders of any equity securities of Empower with respect to actions taken or omitted to be taken in its capacity as Member Representative, except with respect to any liability resulting primarily from the Member Representative's gross negligence or willful misconduct. The Member Representative will at all times be entitled to rely on any directions received from the Majority Holders.

      2.11. TAKING OF NECESSARY ACTION; FURTHER ACTION.

      Each of Intelligroup, Sub, Empower and each Member will take all such reasonable lawful action as may be reasonably necessary or appropriate in order to effect the Merger in accordance with this Agreement as promptly as practicable. If, at any time after the Effective Time, any such further action is reasonably necessary or desirable to carry out the purposes of this Agreement, to vest Intelligroup with full right, title and possession to all the property, rights, privileges, power and franchises of Empower and to vest the Members with full right, title and possession of the Merger Shares, the officers and directors of Sub, Intelligroup and Empower immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE 3.

            REPRESENTATIONS AND WARRANTIES OF EMPOWER AND THE MEMBERS

      As an inducement of Intelligroup to enter into this Agreement, Empower and each Member hereby makes, jointly and severally, as of the date hereof and as of the Closing Date, the following representations and warranties to Intelligroup, except as otherwise set forth in written disclosure schedules (the "Schedules") delivered to Intelligroup prior to the date hereof, a copy of which is attached hereto. The Schedules are numbered to correspond to the various sections of this
Article 3 setting forth certain exceptions to the representations and warranties contained in this Article 3 and certain other information called for by this Agreement. Unless otherwise specified, no disclosure made in any particular Schedule shall be deemed made in any other Schedule unless expressly made therein (by cross-reference or otherwise).

      3.1.  ORGANIZATION OF EMPOWER.

      Empower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Michigan. Empower has the requisite power and authority to conduct the Business as it is presently being conducted and to own or lease, as applicable, the Assets owned or leased by it. Empower is duly qualified to do business as a foreign limited liability company and is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of the Business or the ownership of its properties and where the failure to be so qualified or in good standing would not have a Material Adverse Effect on Empower. Each jurisdiction in which Empower is qualified to do business as a foreign limited liability company is set forth in Schedule 3.1.

      3.2.  CAPITALIZATION OF EMPOWER.

            (a) Schedule 3.2(a) sets forth the name of each Member and such Member's Membership Interest as constituted immediately prior to the Effective Time.

            (b) Except as set forth on Schedule 3.2(a), there are no other Members or Membership Interests and no outstanding options, warrants, convertible securities or rights of any kind to purchase or otherwise acquire any Membership Interests or other securities of Empower.

            (c) Except as set forth on Schedule 3.2(c), other than the transactions contemplated by this Agreement, there is no outstanding vote, plan, pending proposal or right of any Person to cause any redemption of Membership Interests or the merger or consolidation of Empower with or into any other entity.

      3.3.  MEMBERS' AGREEMENTS, ETC.

      Except as set forth on Schedule 3.3, there are no operating agreements, voting trusts, proxies or other agreements or understandings with respect to or concerning the purchase, sale or voting of the Membership Interests of Empower.

      3.4.  AUTHORIZATION.

      Empower has all necessary power and authority to enter into this Agreement and the Ancillary Agreements to which Empower is a party and has taken all action necessary to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by Empower, and this Agreement is, and upon execution and delivery each of the Ancillary Agreements to which Empower is a party will be, a valid and binding obligation of Empower, enforceable against Empower in accordance with its terms, except that enforceability may be limited by the effect of (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors or (b) general principals of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

      3.5.  MANAGING MEMBERS AND SUPERVISORY PERSONNEL.

      Schedule 3.5 contains a true, correct and complete list of the Managing Members and supervisory personnel of Empower.

      3.6.  BANK ACCOUNTS.

      Schedule 3.6 contains a list of all of Empower's bank accounts, safe deposit boxes, and persons authorized to draw thereon or have access thereto.

      3.7.  NO SUBSIDIARIES

      Empower has no equity or voting interest in any Person.

      3.8.  REAL PROPERTY.

            (a) General. Empower leases all real property necessary for the conduct of its business as presently conducted.

            (b) Owned Real Property. Empower does not own any real property.

            (c) Leased Real Property. Schedule 3.8 sets forth all Leases pursuant to which Facilities are leased by Empower (as lessee), true and correct copies of which have been delivered to Intelligroup. Such Leases constitute all Leases, subleases or other occupancy agreements pursuant to which Empower occupies or uses Facilities. Empower has good and valid leasehold title to, and enjoys peaceful and undisturbed possession of, all leased property described in such Leases (the "Leased Property"), free and clear of any and all Encumbrances created by Empower other than any Permitted Encumbrances which would not permit the termination of the Lease therefor by the lessor. With respect to each such parcel of Leased Property (i) to the knowledge of Empower, there are no pending or threatened condemnation proceedings relating to such Leased Property or any portion thereof, (ii) neither Empower nor third party has entered into any sublease, license, option, right, concession or other agreement or arrangement, written or oral, granting to any person the right to use or occupy such Leased Property or any portion thereof or interest therein and (iii) Empower has not received notice of any pending or threatened special assessment relating to such Leased Property or otherwise have any knowledge of any pending or threatened special assessment relating thereto. Each leased Facility is supplied with utilities necessary for the operation of such Facility as currently conducted.

      With respect to each Lease listed on Schedule 3.8, (i) there has been no material default under any such Lease by Empower or, to the knowledge of Empower, by any other party, (ii) the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby will not cause a material default under any such Lease, (iii) such Lease is a valid and binding obligation of Empower, is in full force and effect with respect to Empower and is enforceable against Empower, in accordance with its terms, except as the enforceability thereof may be limited by (1) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (2) general principles of equity, whether considered in a proceeding at law or in equity,
(iv) no action has been taken by Empower, and no event has occurred which, with notice or lapse of time or both, would permit termination, modification or acceleration by a party thereto other than Empower without the consent of Empower under any such Lease that is material to Empower, (v) no party has repudiated in writing any term thereof or threatened in writing to terminate, cancel or not renew any such Lease that is material to Empower and (vi) Empower has not assigned, transferred, conveyed, mortgaged or encumbered any interest therein or in any leased property subject thereto (or any portion thereof).

      3.9.  PERSONAL PROPERTY.

            (a) General. Empower owns or leases all personal property Assets necessary for the conduct of its Business as presently conducted, and the personal property Assets (taken as a whole) are in such operating condition and repair (subject to normal wear and tear) as is necessary for the conduct of its Business as presently conducted.

            (b) Owned Personal Property. Except as set forth in Schedule 3.9(b), Empower has good and marketable title to all such personal property owned by it, free and clear of any and all Encumbrances other than Permitted Encumbrances. With respect to each such item of personal property (i) there are no Leases, subleases, licenses, options, rights, concessions or other agreements, written or oral, granting to any party or parties the right of use of any portion of such item of personal property (except licenses of Proprietary Rights in the ordinary course of business), (ii) there are no outstanding options or rights of first refusal in favor of any other party to purchase any such item of personal property or any portion thereof or interest therein and (iii) there are no parties (other than Empower and its Employees) who are in possession of or who are using any such item of personal property.

            (c) Leased Personal Property. Empower has good and valid leasehold title to all of such Fixtures and Equipment, vehicles and other tangible personal property Assets leased by it from third parties, free and clear of any and all Encumbrances created by Empower other than Permitted Encumbrances which would not permit the termination of the lease therefor by the lessor. Except as set forth in Schedule 3.9(c), Empower is not a party to any Lease for personal property involving annual payments in excess of $25,000.

      With respect to each Lease listed on Schedule 3.9(c), (i) there has been no material default under any such Lease by Empower or, to the knowledge of Empower, by any other party, (ii) the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby will not cause a material default under any such Lease, (iii) such Lease is a valid and binding obligation of Empower, is in full force and effect with respect to Empower, and is enforceable against Empower, in accordance with its terms, except as the enforceability thereof may be limited by (1) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (2) general principles of equity, whether considered in a proceeding at law or in equity, (iv) no action has been taken by Empower, and no event has occurred which, with notice or lapse of time or both, would permit termination, modification or acceleration by a party thereto other than Empower without the consent of Empower under any such Lease that is material to Empower, (v) no party has repudiated in writing any term thereof or threatened in writing to terminate, cancel or not renew any such Lease that is material to Empower and (vi) Empower has not assigned, transferred, conveyed, mortgaged or encumbered any interest therein or in any leased property subject thereto (or any portion thereof).

      3.10. ENVIRONMENTAL MATTERS.

            (a) Empower is in material compliance with all Environmental Laws, including, without limitation, all Permits required thereunder to conduct its business as currently being conducted or proposed to be conducted. All such Permits are listed on Schedule 3.10. Empower has not received any notice to the effect that, or otherwise have knowledge that, (i) Empower is not in compliance in any material respect with, or is in violation of, any such Environmental Laws or Permits required thereunder or (ii) any currently existing circumstances are likely to result in a failure of Empower to comply with, or a violation by Empower of, any such Environmental Laws or Permits required thereunder. Empower has not taken any action during the previous five years that would, to the knowledge of Empower or any Member, constitute a violation of any Environmental Laws.

            (b) To the knowledge of Empower, there are no existing or potential Environmental Claims against Empower, nor has it received any written notification or otherwise have any knowledge, of any allegation of any actual, or potential responsibility for, or any inquiry or investigation regarding, any disposal, release or threatened release at any location of any Hazardous Substance generated or transported by Empower.

            (c) To the knowledge of Empower, (i) no underground tank or other underground storage receptacle for Hazardous Substances is currently located on the Facilities, and there have been no releases of any Hazardous Substances from any such underground tank or related piping and (ii) there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring,
 ----
emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping) of Hazardous Substances in quantities exceeding the reportable quantities as defined under federal or state law by Empower on, upon or into the Facilities other than those authorized by Environmental Laws including, without limitation, the Permits required thereunder. In addition, to the knowledge of Empower, there have been no such releases by Empower or Empower's corporate predecessors and no releases in quantities exceeding the reportable quantities as defined under federal or state law on, upon, or into any real property in the vicinity of any of the real properties of Empower other than those authorized by Environmental Laws which, through soil or ground water contamination, may have come to be located on the properties of Empower.

            (d)  To  the   knowledge   of   Empower,   there   are  no  PCBs  or
asbestos-containing materials located at or on the Facilities.

            (e) Empower is not a party, whether as a direct signatory or as successor, assign or third-party beneficiary, or otherwise bound, to any Lease or other Contract (excluding insurance policies disclosed on the Schedules) under which Empower is obligated by or entitled to the benefits of, directly or indirectly, any representation, warranty, indemnification, covenant, restriction or other undertaking concerning Environmental Conditions.

            (f) Empower has not released any other person from any claim under any Environmental Law or waived any rights concerning any Environmental Condition.

            (g) There are no consent decrees, consent orders, judgments, judicial or administrative orders or agreements (other than Permits) with or liens by, any Governmental Authority or quasi-governmental entity relating to any Environmental Law which regulate, obligate or bind Empower.

            (h) Complete and accurate copies of the Environmental Reports, as well as all other written environmental reports, audits or assessments which have been conducted, either by Empower, or any person engaged by Empower for such purpose, at any Facility owned or formerly owned by Empower have been made available to Intelligroup and a list of all such Environmental Reports, audits and assessments is set forth on Schedule 3.10.

            (i) Empower has submitted on a timely basis all applications for operating permits required pursuant to Title V of the Clean Air Act, and to the knowledge of Empower, no additional capital expenditures will be required by Empower for purposes of compliance with permitting conditions likely to be imposed pursuant to Title V of the Clean Air Act.

      3.11. CONTRACTS.

            (a) Disclosure. Schedule 3.11 sets forth a complete and accurate list of all of the Contracts of the following categories:

                  (i)   Contracts not made in the ordinary course of business;

                  (ii)  Joint development agreements;

                  (iii)  License  agreements  or  royalty  agreements,   whether
Empower is the licensor or licensee thereunder;

                  (iv) Confidentiality and non-disclosure agreements (whether Empower is the beneficiary or the obligated party thereunder);

                  (v) Customer orders or sales contracts under which the customer is to make a payment after the date hereof of $25,000 or more;

                  (vi)  Research agreements;

                  (vii) Contracts or commitments involving future expenditures or Liabilities, actual or potential, in excess of $25,000 after the date hereof;

                  (viii)   Contracts  or  commitments   (other  than  Employment
Agreements and Empower's contract with BancBoston Robertson Stephens relating to commission arrangements with others;

                  (ix) Employment contracts, consulting contracts and severance agreements, including Contracts (A) to employ or terminate personnel and other contracts with present or former Members of Empower or (B) that will result in the payment by, or the creation of any Liability of Empower, the Members or Intelligroup to pay any severance, termination, "golden parachute," or other similar payments to any present or former personnel following termination of employment or otherwise as a result of the consummation of the transactions contemplated by this Agreement;

                  (x)   Indemnification agreements;

                  (xi) Promissory notes, loans, agreements, indentures, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation to pay money, whether Empower shall be the borrower, lender or guarantor thereunder (excluding credit provided by Empower in the ordinary course of business to purchasers of its products and obligations to pay vendors in the ordinary course of business and consistent with past practice);

                  (xii) Contracts containing covenants limiting the freedom of Empower, or any Member, Employee or Affiliate of Empower, to engage in any line of business or compete with any Person that relates directly or indirectly to the Business;

                  (xiii)  Any  Contract   with  the  federal,   state  or  local
government or any agency or department thereof other than a contract described in subsection 3.11(a)(v) hereof;

                  (xiv) Any Contract with a Related Party;

                  (xvi) Any other Contract under which the consequences of a default or termination would reasonably be expected to have a Material Adverse Effect on Empower.

      Complete and accurate copies of all of the Contracts listed on Schedule 3.11, including all amendments and supplements thereto, have been made available to Intelligroup. Empower has included as part of Schedule 3.11 a brief summary of the material terms of each oral Contract.

            (b) Absence of Defaults. All of the Contracts are valid, binding and enforceable in accordance with their terms with no existing (or to the knowledge of Empower, or any of the Members, threatened) Default or dispute. Empower has fulfilled, or taken all action necessary to enable it to fulfill when due, all of its material obligations under each of such Contracts. To the knowledge of Empower, any of the Members, all parties to such Contracts have complied in all material respects with the provisions thereof, no party is in Default thereunder and no notice of any claim of Default has been given to Empower, or any of the Members. None of the Members or Empower has any reason to believe that the products or services called for by any executory Contract cannot be supplied in accordance with the terms of such Contract, including time specifications, and has no reason to believe that any unfinished Contract will, upon performance by Empower result in a loss to Empower.

            (c) Product Warranty. To Empower's knowledge, Empower has not committed any act, and there has been no omission, which may result in, and there has been no occurrence which may give rise to, product liability or Liability for breach of warranty (whether covered by insurance or not) on the part of Empower, with respect to products designed, manufactured, assembled, sold, repaired, maintained, delivered or installed or services rendered prior to or on the Closing Date.

      3.12. NO CONFLICT OR VIOLATION; Consents. Except as set forth on Schedule 3.12, none of the execution, delivery or performance of this Agreement or any Ancillary Agreement, the consummation of the transactions contemplated hereby or thereby, nor compliance by Empower or any Member with any of the provisions hereof or thereof, will (a) violate or conflict with any provision of the governing documents of Empower or any Member, (b) materially violate, materially conflict with, or result in a material breach of or constitute a Default (with or without notice of passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate, modify or cancel under, or require a notice under, or result in the creation of any Encumbrance upon any of its respective assets under, any Contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which Empower or any Member is a party or by which Empower or any Member is bound or to which any of its respective assets are subject, (c) violate any applicable Regulation or Court Order or (d) impose any Encumbrance on any Assets or the Business. Except as set forth on Schedule 3.12, no notices to, declaration, filing or registration with, approvals or Consents of, or assignments by, any Persons (including any federal, state or local governmental or administrative authorities) are necessary to be made or obtained by Empower or any Member in connection with the execution, delivery or performance of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

      3.13. PERMITS. Schedule 3.13 sets forth a complete list of all material Permits, all of which are as of the date hereof, and will be as of the Closing Date, in full force and effect. Empower has, and at all times has had, all material Permits required under any applicable Regulation in its operation of the Business or in its ownership of the Assets, and owns or possesses such Permits free and clear of all Encumbrances. Empower is not in Default, nor has Empower or any Member received any notice of any claim of Default, with respect to any such Permit. Except as otherwise governed by law, all such Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees and, except as set forth on Schedule 3.13, will not be adversely affected by the completion of the transactions contemplated by this Agreement or the Ancillary Agreements.

      3.14. FINANCIAL STATEMENTS; BOOKS AND RECORDS.

            (a) The Financial Statements fairly present the Assets and Liabilities of Empower and financial condition and results of operations indicated thereby. Except as set forth on Schedule 3.14, the balance sheet and income statement for the year ended December 31, 1998 was prepared in accordance with GAAP.

            (b) Empower maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed with management's authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (c) The Books and Records, in reasonable detail, accurately and fairly reflect the activities of Empower and the Business and have been made available to Intelligroup for its inspection.

            (d) Empower has not engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts or funds which have been and are reflected in the normally maintained Books and Records. A complete list of such accounts, including account numbers and identifications of authorized signatures with respect to such accounts, is set forth in Schedule 3.14(d).

            (e) The minute book of Empower that has been made available to Intelligroup fully reflects all minutes of meetings, resolutions and other material actions and proceedings of its Managing Members and Members and all committees thereof and all issuances, transfers and redemptions of Membership Interests. Empower has supplied Intelligroup with a true, correct and complete copy of the Operating Agreement and all amendments thereto through the date hereof.

      3.15.  Absence  of  Certain  Changes  or  Events.  Except  as set forth on
Schedule 3.15, since the Balance Sheet Date there has not been any:

            (a)   Material Adverse Change;

            (b) failure to operate the Business in the ordinary course so as to use its commercially reasonable efforts to preserve the Business intact and to preserve the continued services of its Employees and the goodwill of suppliers, customers and others having business relations with Empower;

            (c) resignation or termination of any Manager or Employee, or, except as set forth on the Salary Table, any increase in the rate of compensation payable or to become payable to any officer, Employee or Representative of Empower, including the making of any loan to, or the payment, grant or accrual of any bonus, incentive compensation, service award or other similar benefit to, any such Person, or the addition to, modification of, or contribution to any Employee Plan (as defined below);

            (d) payment, loan or advance of any amount to or in respect of, or the sale, transfer or lease of any properties or the Assets to, or entering into of any Contract with, any Related Party except (i) directors' fees, (ii) compensation to Employees at the rates disclosed pursuant to Section 3.18(d) and
(iii)  forgiveness of loans in the amounts and to the  individuals  set forth on
Schedule 3.15;

            (e) sale, assignment, license, transfer or Encumbrance of any of the Assets, tangible or intangible, singly or in the aggregate, other than sales of products and services in the ordinary course of business and consistent with past practice;

            (f) new Contracts, or extensions, modifications, terminations or renewals thereof, except for Contracts entered into, modified or terminated in the ordinary course of business and consistent with past practice;

            (g) actual or threatened termination of any material customer account or group of accounts or actual or threatened material reduction in purchases or royalties payable by any such customer or occurrence of any event that is likely to result in any such termination or reduction;

            (h) disposition or lapsing of any Proprietary Rights of Empower, in whole or in part, or any disclosure of any trade secret, process or know-how to any Person not an Employee;

            (i)   change in accounting methods or practices by Empower;

            (j) revaluation by Empower of any of the Assets, including writing off notes or accounts receivable other than for which adequate reserves have been established;

            (k)  damage,   destruction  or  loss  (whether  or  not  covered  by
insurance) having a Material Adverse Effect on the Assets or the Business of Empower;

            (l) except as contemplated by Section 2.9, declaration, setting aside or payment of distributions in respect of any Membership Interests of Empower or any redemption, purchase or other acquisition of any equity securities of Empower;

            (m) issuance or reservation for issuance by Empower of, or commitment of it to issue or reserve for issuance, Membership Interests or other equity securities or obligations or securities convertible into or exchangeable for Membership Interests or other equity securities;

            (n)  increase,   decrease  or  reclassification  of  the  Membership
Interests of Empower;

            (o) amendment of the Articles of Organization or Operating Agreement of Empower;

            (p) capital expenditure or execution of any lease or any incurring of liability therefor by Empower, involving payments in excess of $10,000 in the aggregate that are not in the ordinary course of business;

            (q) failure to pay any material obligation of Empower when due;

            (r) cancellation of any indebtedness or waiver of any rights of substantial value to Empower, except in the ordinary course of business and consistent with past practice;

            (s) indebtedness incurred by Empower for borrowed money or any commitment to borrow money entered into by Empower, or any loans made or agreed to be made by Empower;

            (t) liability incurred by Empower except for liabilities for Member Expenses and Liabilities incurred in the ordinary course of business and consistent with past practice, or any increase or change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves;

            (u) payment, discharge or satisfaction of any Liabilities of Empower other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of Liabilities reflected or reserved against in the Financial Statements or incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date or Member Expenses;

            (v)   acquisition of any equity interest in any other Person; or

            (w) agreement by Empower to do any of the foregoing.

      3.16. LIABILITIES.

      Empower has no Liabilities (absolute, accrued, contingent or otherwise) except (i) Liabilities which are reflected and properly reserved against in the Financial Statements, (ii) Liabilities incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date or liabilities for Member Expenses and (iii) liabilities arising under the Contracts (other than obligations which are required to be reflected on a balance sheet prepared in accordance with GAAP) set forth on Schedule 3.11 or which are not required to be disclosed on such Schedule and which have arisen or been incurred in the ordinary course of business. None of the Liabilities described in this Section 3.16 relates to any breach of Contract, breach of warranty, tort, infringement or violation of law or arose out of any action, order writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, investigation or dispute (collectively, "Actions"). The reserves set forth on the Balance Sheet for liabilities are reasonable.

      3.17. LITIGATION.

      Except as set forth on Schedule 3.17, there is no Action, pending or, to the knowledge of Empower or any Member, threatened or anticipated against, relating to or affecting Empower, any of the Assets or which seeks to enjoin or obtain damages in respect of the transactions contemplated hereby or by the Ancillary Agreements. To the knowledge of Empower or any Member, there is no basis for any Action, which if adversely determined against any Member or Empower, or any other Person could reasonably be expected to result in a loss to Empower, individually or in the aggregate, in excess of $10,000. There are presently no outstanding judgments, decrees or orders of any court or any governmental or administrative agency against or affecting Empower, the Business or any of the Assets. Schedule 3.17 contains a complete and accurate description of all Actions since December 31, 1993 to which Empower or Members has been a party or which relate to any of the Assets as such, or any such Actions which were settled prior to the institution of formal proceedings, other than Actions brought by Empower for collection of monies owed in the ordinary course of business. No representation is made in this Section 3.17 with respect to matters covered in Section 3.23 (Tax Matters).

      3.18. LABOR MATTERS.

            (a) Schedule 3.18 contains a complete list of Employees. Empower is not a party to any labor agreement with respect to its Employees with any labor organization, group or association and has not experienced any attempt by organized labor or its representatives to make Empower conform to demands of organized labor relating to its Employees or to enter into a binding agreement with organized labor that would cover the Employees of Empower. There is no unfair labor practice charge or complaint against Empower pending before the National Labor Relations Board or any other governmental agency arising out of Empower's activities, and none of Empower, or any Member has any knowledge of any facts or information which would give rise thereto; there is no labor strike or labor disturbance pending or threatened against Empower nor is any grievance currently being asserted against it; and neither Empower has experienced a work stoppage or other labor difficulty. There are no material controversies pending or, to the knowledge of Empower or any Member, threatened between Empower and any of its Employees, and none of Empower or any Member is aware of any facts which could reasonably result in any such controversy.

            (b) Empower is in material compliance with all applicable Regulations respecting employment practices, terms and conditions of employment, wages and hours, equal employment opportunity, and the payment of social security and similar taxes, and none of them are engaged in any unfair labor practice. Empower is not liable for any claims for past due wages or any penalties for failure to comply with any of the foregoing.

            (c) Except with respect to the employment  agreements  identified on
Schedule 3.11 (the "Existing Employment Agreements"), Empower has not entered into any severance or similar arrangement in respect of any present or former Employee that will result in any obligation (absolute or contingent) of Intelligroup or Empower to make any payment to any present or former Employee following termination of employment or upon consummation of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement or any Ancillary Agreement nor the consummation of the transactions contemplated hereby or thereby will result in the acceleration or vesting of any other rights of any Person to benefits under any Employee Plans.

            (d) Attached hereto as Schedule 3.18 is a list as of the date of this Agreement of the names of all present Employees. Empower has provided Intelligroup with a table setting forth the current salary or hourly wages and other compensation payable by Empower to each of such Employees (the "Salary Table").

      3.19. EMPLOYEE BENEFIT PLANS.

            (a) Schedule 3.19 contains a complete list of Employee Plans. True and complete copies of each of the following documents have been delivered by Empower to Intelligroup: (i) each Employee Plan (and, if applicable, related trust agreements, annuity contracts or other funding instruments) which covers or has covered employees of Empower (with respect to their relationship with Empower) and all amendments thereto, all summary plan descriptions, summary of material modifications (as defined in ERISA) and all written interpretations and descriptions thereof which Empower generally has distributed to participants therein, the number of and a general description of the level of employees covered by each Benefit Arrangement and a complete description of any Employee Plan which is not in writing, (ii) the most recent determination letter, if any, issued by the Internal Revenue Service and any opinion letter issued by the Department of Labor with respect to each Pension Plan and each voluntary employees' beneficiary association as defined under Section 501(c)(9) of the Code (other than a Multiemployer Plan) which covers or has covered employees of Empower (with respect to their relationship with Empower), (iii) for the three most recent plan years, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Pension Plan or Welfare Plan which covers or has covered Employees of Empower (with respect to their relationship with Empower), (iv) all actuarial reports prepared for the last three plan years for each Pension Plan which covers or has covered Employees of Empower (with respect to their relationship with Empower), and (v) a description setting forth the amount of any liability of Empower as of the Closing Date for payments more than thirty (30) calendar days past due with respect to any Welfare Plan.

            (b)

                  (i)   Pension Plans.

                        (A) No Pension Plan is subject to the minimum funding requirements of ERISA. As of the last day of the last plan year of each Pension Plan and as of the Closing Date, the "amount of unfunded benefit liabilities" as defined in Section 4001(a)(18) of ERISA (but excluding from the definition of "current value" of "assets" of such Pension Plan, accrued but unpaid contributions) did not and will not exceed zero. None of Empower or any ERISA Affiliate has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Section 4069 of ERISA. None of Empower or any ERISA Affiliate has, at any time, (1) ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, (2) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, or (3) ceased making contributions on or before the Closing Date to any Pension Plan subject to Section 4064(a) of ERISA to which Empower or any ERISA Affiliate made contributions during the six years prior to the Closing Date.

                        (B) Each Pension Plan and each related trust agreement, annuity contract or other funding instrument which covers or has covered employees or former employees of Empower (with respect to their relationship with Empower) which has been operated as a qualified plan (1) has received, or has filed for but has not yet received, a favorable determination letter (or is not required under applicable law to have received) from the Internal Revenue Service stating that such Pension Plan and each related trust is qualified and tax-exempt under the provisions of Code Sections 401(a) and 501(a) and (2) has been so qualified during the period from its adoption to the date of such determination letter.

                        (C) Each Pension Plan and each related trust agreement, annuity contract or other funding instrument which covers or has covered employees or former employees of Empower (with respect to their relationship with Empower) currently complies in all material respects and has been maintained in compliance in all material respects with its terms and, both as to form and in operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such plans, including, without limitation, ERISA and Code Sections 401(a) and 501(a).

                  (ii) Multiemployer Plans. Neither Empower nor any ERISA Affiliate has any liability with respect to a Multiemployer Plan, and no liability will arise or be imposed on Empower or any ERISA Affiliate under, or with respect to, any Multiemployer Plan.

                  (iii) Welfare Plans.

                        (A) Each Welfare Plan which covers or has covered employees or former employees of Empower (with respect to their relationship with Empower) currently complies in all material respects and has been maintained in compliance in all material respects with its terms and, both as to form and operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Welfare Plan, including, without limitation, ERISA and the Code.

                        (B)   Except as required by Section 4980B of the Code or
Part 6 of Title 1, Subtitle B of ERISA, none of Empower, any ERISA Affiliate or any Welfare Plan has any present or future obligation to make any payment to, or with respect to any present or former employee of Empower or any ERISA Affiliate pursuant to, any retiree medical benefit plan, or other retiree Welfare Plan, and no condition exists which would prevent Empower or an ERISA Affiliate from amending or terminating any such benefit plan or such Welfare Plan.

                        (C) Each Welfare Plan which covers or has covered employees or former employees of Empower (with respect to their relationship with Empower) and which is a "group health plan," as defined in Section 607(1) of ERISA, presently complies in all material respects with and has been operated in compliance in all material respects with provisions of Part 6 of Title I, Subtitle B of ERISA and Sections 162(k) and 4980B of the Code at all times.

                        (D) Neither Empower nor any ERISA Affiliate has, at any time, maintained, contributed to or had any obligation to maintain or contribute to any Welfare Plan that is a "multiemployer plan," as defined in Section 3(37) of ERISA.

                        (E) The insurance policies or other funding instruments, if any, for each Welfare Plan provide coverage for each employee, consultant, independent contractor or retiree of Empower (and, if applicable, their respective dependents) who has been advised by Empower, whether through an Employee Plan or otherwise, that he or she is covered by such Welfare Plan.

                  (iv) Benefit Arrangements. Each Benefit Arrangement presently complies and has been maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement, including, without limitation, the Code. Except as provided by law or in any employment agreement set forth on Schedule 3.19 or the Employment and Non-Compete Agreements, the employment of all persons presently employed or retained by Empower is terminable at will.

                  (v) Unrelated Business Taxable Income; Unpaid Contributions. No Employee Plan (or trust or other funding vehicle pursuant thereto) has incurred any liability under Code Section 511.

Neither   Empower  nor  any  ERISA   Affiliate  has  any  liability  for  unpaid
contributions under Section 515 of ERISA with respect to any Employee Plan.

                  (vi) Deductibility of Payments. There is no contract, agreement, plan or arrangement covering any employee or former employee of Empower (with respect to such employee's relationship with Empower) that, individually or collectively, requires the payment by Empower of any amount (i) that is not deductible under Section 162(a)(1) or 404 of the Code or (ii) that is an "excess parachute payment" pursuant to Section 280G of the Code.

                  (vii) Fiduciary Duties and Prohibited Transactions. None of Empower, or any plan fiduciary of any Welfare Plan or Pension Plan has engaged in, or has any liability in respect of, any transaction in violation of Sections 404 or 406 of ERISA or any "prohibited transaction," as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or (d) of the Code, or has otherwise violated the provisions of Part 4 of Title I, Subtitle B of ERISA so as to create any liability of Empower or any Employee Plan. Empower has not participated in a violation of Part 4 of Title I, Subtitle B of ERISA by any plan fiduciary of any Welfare Plan or Pension Plan, and Empower has not been assessed any civil penalty under Section 502(l) of ERISA.

                  (viii) Litigation. There is no action, order, writ, injunction, judgment or decree outstanding or claim (other than routine claims for benefits), suit, litigation, proceeding, arbitration proceeding, governmental audit or investigation relating to or seeking benefits under any Employee Plan that is pending or, to the knowledge of Empower, anticipated or threatened against Empower, any ERISA Affiliate or any Employee Plan.

                  (ix) No Amendments. Neither Empower nor any ERISA Affiliate has announced to employees, former employees, consultants or directors an intention to create, or otherwise created, a legally binding commitment to adopt any additional Employee Plan which is intended to cover employees or former employees of Empower (with respect to their relationship with Empower) or to amend or modify any existing Employee Plan which covers or has covered employees or former employees of Empower (with respect to their relationship with Empower).

                  (x) Insurance Contracts. None of Empower or any Employee Plan (other than a Multiemployer Plan) holds as an asset of any Employee Plan any interest in any annuity contract, guaranteed investment contract or any other investment or insurance contract issued by an insurance company that is the subject of bankruptcy, conservatorship or rehabilitation proceedings.

                  (xi) No Acceleration or Creation of Rights. Except with respect to the Existing Employment Agreements, neither the execution and delivery of this Agreement or the Ancillary Agreements by Empower nor the consummation of the transactions contemplated hereby or the related transactions will result in the acceleration or creation of any rights of any person to benefits under any Employee Plan (including, without limitation, the acceleration of the vesting or exercisability of any stock options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any Pension Plan or the acceleration or creation of any rights under any severance, parachute or change in control agreement).

                  (xii) No Other Material Liability. No event has occurred which could subject Empower or any Employee Plan to any material liability (A) under any statute, regulation or governmental order relating to any Employee Plan or
(B) pursuant to any obligation of Empower to indemnify any person against liability incurred under any such statute, regulation or order as they relate to the Employee Plans.

      3.20. TRANSACTIONS WITH RELATED PARTIES.

      Except as disclosed on Schedule 3.20, to the knowledge of Empower, no Related Party or Employee has (a) borrowed or loaned money or other property to Empower which has not been repaid or returned, (b) any contractual or other claims, express or implied, of any kind whatsoever against Empower or (c) any interest in any property used by Empower.

      3.21. COMPLIANCE WITH LAw.

      Empower has conducted the Business in material compliance with all applicable Regulations and Court Orders. Neither Empower nor any Member has received any notice to the effect that, or has otherwise been advised that, Empower is not in compliance with any such Regulations or Court Orders, and neither Empower nor any Member has any reason to anticipate that any existing circumstances are likely to result in any material violation of any of the foregoing.

      3.22. INTELLECTUAL PROPERTY.

            (a) General. Schedule 3.22 sets forth with respect to Proprietary Rights of Empower: (i) for each patent and patent application, including pending patents and utility models and applications therefor, as applicable, the number, normal expiration date, title and priority information for each country in which such patent has been issued, or, the application number, date of filing, title and priority information for each country, (ii) for each trademark, trade name or service mark, whether or not registered, the date first used, the application serial number or registration number, the class of goods covered, the nature of the goods or services, the countries in which the names or mark is used and the expiration date for each country in which a trademark has been registered, (iii) for each copyright for which registration has been sought, whether or not registered, the date of creation and first publication of the work, the number and date of registration for each country in which a copyright application has been registered, (iv) for each mask work, whether or not registered, the date of first commercial exploitation and if registered, the registration number and date of registration, (v) a description of all Trade Secrets and (vi) all such Proprietary Rights in the form of licenses. True and correct copies of all Proprietary Rights (including all pending applications, application related documents and materials and written materials relating to Trade Secrets) owned, controlled or used by or on behalf of Empower or in which Empower has any interest whatsoever have been provided or made available to Intelligroup.

            (b) Adequacy. The Proprietary Rights of Empower are all those necessary for the normal conduct of the Business as presently conducted, including the design, manufacture and sale of all products currently under development, planned for development or in production.

            (c) Royalties and Licenses. Except with respect to the Existing Employment Agreements, Empower has no obligation to compensate any Person for the use of any of its Proprietary Rights nor, except in the ordinary course of business, has Empower granted to any Person any license, option or other rights to use in any manner any of its Proprietary Rights, whether requiring the payment of royalties or not.

            (d) Ownership. Empower owns or has a valid right to use its Proprietary Rights, and such Proprietary Rights will not cease to be valid rights of Empower by reason of the execution, delivery and performance of this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby. The patents are valid and in full force and effect and are not subject to any fines, maintenance fees or Actions falling due within 90 days after the Closing Date.

            (e) Absence of Claims. Except as set forth on Schedule 3.22, Empower has not (A) received any notice alleging, or otherwise have knowledge of facts that might give rise to, invalidity with respect to any of the Proprietary Rights of Empower or (B) received any notice of alleged infringement of any rights of others due to any activity by Empower. To the knowledge of Empower, Empower's use of its Proprietary Rights in its past and current products do not and would not infringe upon or otherwise violate the valid rights of any third party anywhere in the world. No other Person (i) has notified Empower or any Member that it is claiming any ownership of or right to use any of Empower's Proprietary Rights or (ii) to the knowledge of Empower, is infringing upon any such Proprietary Rights in any way.

            (f) Protection of Proprietary Rights. All of the pending applications for Empower's Proprietary Rights have been duly filed and all other actions to protect such Proprietary Rights have been taken. Empower has taken reasonable steps necessary or appropriate (including, entering into appropriate confidentiality and nondisclosure agreements with officers, directors, subcontractors, Employees, licensees and customers in connection with the Assets or the Business) to safeguard and maintain the secrecy and confidentiality of, and the proprietary rights in, the Proprietary Rights that are material to the Business. Neither Empower nor any Member has knowledge of any breach of any such confidentiality or nondisclosure agreement by any party thereto.

      3.23. TAX MATTERS.

            (a) Filing of Tax Returns. Except as set forth in Schedule 3.23, Empower has timely filed with the appropriate taxing authorities all Tax Returns in respect of Taxes required to be filed through the date hereof. The Tax Returns filed are complete and accurate in all material respects. Except as specified in Schedule 3.23, Empower has not requested any extension of time within which to file Tax Returns in respect of any Taxes. Empower has delivered to Intelligroup complete and accurate copies of federal, state and local Tax Returns of Empower for the year ended December 31, 1997.

            (b) Payment of Taxes. All Taxes due from Empower, or for which it could be liable, in respect of periods (or portions thereof) beginning before the Closing Date have been timely paid or an adequate reserve (in conformity with GAAP) has been established therefor, as set forth in Schedule 3.23 or the Financial Statements, and Empower has no material Liability for Taxes in excess of the amounts so paid or reserves so established. All Taxes that Empower is required by law to withhold or collect have been duly withheld or collected and have been timely paid over to the appropriate governmental authorities to the extent due and payable.

            (c) Audits, Investigations or Claims. No deficiencies for Taxes of Empower has been claimed, proposed or assessed by any taxing or other governmental authority. There are no pending or, to the knowledge of Empower or any Member, threatened audits, assessments or other Actions for or relating to any Liability in respect of Taxes of Empower or any Member, and there are no matters under discussion with any governmental authorities, or known to Empower or any Member, with respect to Taxes that are likely to result in an additional Liability for Taxes. Audits of federal, state and local Tax Returns by the relevant taxing authorities have been completed for the periods set forth on
Schedule 3.23 and, except as set forth in such Schedule, Empower has not been notified that any taxing authority intends to audit a Tax Return for any other period. No extension of a statute of limitations relating to Taxes is in effect with respect to Empower.

            (d) Lien. There are no Encumbrances for Taxes (other than for Permitted Encumbrances) on any of the Assets.

            (e) Tax Elections. All elections with respect to Taxes affecting Empower or the Assets as of the date hereof are set forth on Empower's latest Tax Returns or on Schedule 3.23. Empower has not (i) consented at any time under
Section 341(f)(1) of the Code to have the provisions of Section 341(f)(2) of the Code apply to any disposition of any Assets; (ii) agreed, or is not required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (iii) has made an election, or is required, to treat any Asset as owned by another Person pursuant to the provisions of Section 168(f) of the Code or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code; (iv) directly or indirectly secured any debt the interest on which is tax exempt under Section 103(a) of the Code; or (v) made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable state or local Tax provision.

            (f) Prior Affiliated Groups. Empower has never been a Member of an affiliated group of corporations within the meaning of Section 1504 of the Code or any group that has filed a combined consolidated or unitary state or local return.

            (g) Tax Sharing Agreements. There are no Tax-sharing agreements or similar arrangements (including indemnity arrangements) with respect to or involving Empower, and, after the Closing Date, Empower shall not be bound by any such Tax-sharing agreements or similar arrangements or have any Liability thereunder for amounts due in respect of periods prior to the Closing Date.

            (h) Partnerships. Except for the Operating Agreement, Empower has no interest in or is subject to any joint venture, partnership, or other arrangement or contract, which is treated as a partnership for federal income tax purposes. Empower is not a successor to any other Person by way of merger, reorganization or similar transaction.

            (i) No Withholding. The transaction contemplated herein is not subject to the tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law.

      3.24. INSURANCE.

      Schedule 3.24 contains a complete and accurate list of all policies or binders of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums, a general description of the type of coverage provided and any pending claims thereunder) of which Empower is the owner, insured or beneficiary. Copies of all such policies have been made available to Intelligroup. To the knowledge of Empower, all of such policies are sufficient for (i) compliance with all Regulations and all of the Contracts, (ii) covering all reasonably foreseeable damage to and liabilities or contingencies relating to Empower's conduct of the Business and
(iii) providing replacement cost insurance coverage for all of the Assets, Fixtures and Equipment and all leasehold improvements. Empower is not in default under any of such policies or binders, and has not failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion. There are no facts known to Empower or any Member upon which an insurer might be justified in reducing or denying coverage or increasing premiums on existing policies or binders. There are no outstanding unpaid claims under any such policies or binders. Such policies and binders are in full force and effect on the date hereof and shall be kept in full force and effect by Empower through the Closing Date.

      3.25. ACCOUNTS RECEIVABLE.

      The accounts and notes receivable reflected in the Balance Sheet, and all accounts or notes receivable arising since the Balance Sheet Date, represent bona fide claims against debtors for sales,

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

services performed or other charges arising on or before the date of recording thereof, and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in accordance with the applicable orders, Contracts or customer requirements. To the knowledge of Empower or any Member, all such receivables are fully collectible in the ordinary course of business except to the extent of an amount not in excess of the reserve for doubtful accounts reflected on the Balance Sheet and additions to such reserves as reflected on the Books and Records.

      3.26. INVENTORY.

      The value at which the Inventory is shown on the Balance Sheet has been determined in accordance with the normal valuation policy of Empower, consistently applied and in accordance with GAAP. The Inventory (and the specific items acquired or manufactured subsequent to the Balance Sheet Date) consists only of items of quality and quantity commercially usable and salable in the ordinary course of business, except for any items of obsolete material or material below standard quality, all of which have been written down to realizable market value, or for which adequate reserves have been provided, and the present quantity of all Inventory is reasonable in the present circumstances of the Business.

      3.27. PURCHASE COMMITMENTS AND OUTSTANDING BIDS.

      Except as disclosed on Schedule 3.27, as of the date of this Agreement, the aggregate of all Contracts for the purchase of supplies by Empower does not exceed $25,000, all of which were made in the ordinary course of business. No outstanding purchase or outstanding lease commitment of Empower presently is in excess of the normal, ordinary and usual requirements of the Business or was made at any price in excess of the now current market price or contains terms and conditions more onerous than those usual and customary in Empower's business. To the knowledge of Empower, there is no outstanding bid, proposal, contract or unfilled order of Empower which will or would, if accepted, result in a net loss to Empower. Schedule 3.27 sets forth a list of all currently outstanding proposals for Contracts providing for, in the aggregate, payments to Empower by third parties in excess of $25,000.

      3.28. CUSTOMERS AND SUPPLIERS.

      Schedule 3.28 sets forth a complete and accurate list of the names of the ten customers who purchased from Empower the greatest dollar volume of products or services during its last fiscal year and last fiscal quarter. Since the Balance Sheet Date, there has been no Material Adverse Change in the business relationship of Empower with any customer or supplier named on Schedule 3.28. Empower has not received any written communication from any customer or supplier named on Schedule 3.28 of any intention to return, terminate or materially reduce purchases from or supplies to Empower.

      3.29. YEAR 2000 COMPLIANCE.

      Empower has reviewed its products, business, services and operations which could be adversely affected by the risk that computer applications developed, marketed, sold and delivered or used by Empower may be unable to recognize and properly perform date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). Empower's products, services, applications or other deliverables provided or delivered to its customers and Empower's internal information and business systems are Year 2000 compliant. The Year 2000 Problem has not resulted in, and, to the knowledge of Empower or the Members, is not reasonably expected to have, a Material Adverse Effect on Empower or the Business.

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

      3.30. BROKERS; TRANSACTION COSTS.

      Except for Empower's commitments to pay Member Expenses, Empower has not entered into or will enter into any contract, agreement, arrangement or understanding with any Person which will result in the obligation of Intelligroup, Empower or any of the Members to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

      3.31. NO OTHER AGREEMENTS TO SELL EMPOWER OR THE ASSETS.

      Neither Empower nor any Member has any legal obligation, absolute or contingent, to any other Person to sell the Assets (other than Inventory in the ordinary course of business) or to sell any Membership Interests of Empower or to effect any merger, consolidation or other reorganization of Empower or to enter into any agreement with respect thereto, except pursuant to this Agreement.

      3.32. ACCOUNTING TREATMENT.

      Neither Empower nor any Member has taken any action that, to the knowledge of Empower, would prevent the Merger from qualifying for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations. For purposes of this Section 3.32, knowledge shall mean the actual knowledge of the Members without independent investigation.

      3.33. MATERIAL MISSTATEMENTS OR OMISSIONS.

      No representations or warranties by Empower or any Member in this Agreement or any Ancillary Agreement to which it is a party or in any document, written information, exhibit, statement, certificate or schedule heretofore or hereinafter furnished by Empower or such Member or any of its Representatives to Intelligroup or Sub pursuant hereto, or in connection with the transactions contemplated by this Agreement or by such Ancillary Agreements contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

                                   ARTICLE 3A

                    REPRESENTATIONS AND WARRANTIES OF MEMBERS

      As an inducement of Intelligroup and Sub to enter into this Agreement, each Member severally, and not jointly, represents and warrants with respect to itself only to Intelligroup and Sub as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

      3A.1  AUTHORIZATION.

      Each such Member has all necessary power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party and has taken all actions necessary to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by each Member and is, and upon the execution and delivery thereof each Ancillary Agreement to which it is a party will be, a valid and binding obligation of each Member, enforceable against each Member in accordance with its terms, except that enforceability may be limited by (a)
bankruptcy,  insolvency,  reorganization,   moratorium  or  other  similar
laws relating to or affecting the rights of creditors or (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

      3A.2  NO CONFLICT OR VIOLATION; CONSENTS.

      None of the execution, delivery or performance of this Agreement or any Ancillary Agreement, the consummation of the transactions contemplated hereby or thereby, nor compliance by any Member with any of the provisions hereof or thereof, will (a) violate, conflict with, or result in a breach of or constitute a default (with or without notice of passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate, modify or cancel under, or require a notice under, or result in the creation of any Encumbrance upon any of its respective assets under, any Contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which any Member is a party or by which any Member is bound or to which any of its assets are subject or (b) violate any applicable Regulation or Court Order. Except as set forth on
Schedule 3A.2, no notices to, declaration, filing or registration with, approvals or Consents of, or assignments by, any Persons (including any federal, state or local governmental or administrative authorities) are necessary to be made or obtained by any Member in connection with the execution, delivery or performance of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

      3A.3  OWNERSHIP OF MEMBERSHIP INTERESTS; TITLE.

      The Membership Interests of Empower are accurately set forth on Schedule 3.2(a) and all of such Membership Interests are lawfully owned of record and beneficially by such Member, free and clear of any Encumbrances. Except as set forth on Schedule 3A.3 and 3.3, the Membership Interests held by such Member are not subject to any voting trust, proxy or other agreement or understanding with respect to or concerning the purchase, sale or voting of such Membership Interests.

                                   ARTICLE 4.

             REPRESENTATIONS AND WARRANTIES OF Intelligroup AND SUB

      As an inducement of Empower and each of the Members to enter into this Agreement, Intelligroup and Sub hereby make as of the date hereof and as of the Closing Date, the following representations and warranties to Empower and the Members, except as otherwise set forth in written disclosure schedules (the "Schedules") delivered to Empower and the Members prior to the date hereof, a copy of which is attached hereto. The Schedules are numbered to correspond to the various sections of this Article 4 setting forth certain exceptions to the representations and warranties contained in this Article 4 and certain other information called for by this Agreement. Unless otherwise specified, no disclosure made in any particular Schedule shall be deemed made in any other Schedule unless expressly made therein (by cross-reference or otherwise).

      4.1.  ORGANIZATION.

      Intelligroup is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Intelligroup has full corporate power and authority to conduct its business as it is presently being conducted and to own or lease, as applicable, the assets owned or leased by it. Intelligroup is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of its business or the ownership of its properties and where the failure to be so qualified would have a Material

Adverse Effect on Intelligroup. Each jurisdiction in which Intelligroup is qualified to do business as a foreign corporation is set forth in Schedule 4.1. Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of Michigan. Sub has not engaged in any business (other than in connection with this Agreement and the transactions contemplated hereby) since the date of its incorporation.

      4.2.  CAPITALIZATION.

            (a) There are 25,000,000 shares of Intelligroup Stock authorized under its Amended and Restated Certificate of Incorporation, 13,571,269 of which were issued and outstanding as of December 31, 1998 and 5,000,000 authorized but undesignated shares of Preferred Stock, $.01 par value, of Intelligroup ("Intelligroup Preferred Stock" and together with the Intelligroup Stock, the "Intelligroup Securities") authorized under its Amended and Restated Certificate of Incorporation, none of which were issued and outstanding. Intelligroup has no other stock authorized, issued or outstanding.

            (b) As of December 31, 1998, there were 2,340,000 shares of Intelligroup Stock reserved for issuance upon the exercise of options granted or available for grant under the Intelligroup Option Plan (the "Intelligroup Options").

            (c) Except  for  the Intelligroup  Options there are no  outstanding options, warrants, convertible securities or rights of any kind to purchase or otherwise acquire any shares of capital stock or other securities of
Intelligroup. Except as set forth above, no shares of capital stock of Intelligroup are reserved for issuance.

            (d) The authorized capital stock of Sub consists of 1,000 shares of common stock, $.01 par value, of which 1,000 shares are issued and outstanding. All of such outstanding shares are owned by Intelligroup and are validly issued, fully paid and non-assessable.

      4.3.  AUTHORIZATION.

      Each of Intelligroup and Sub has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party and has taken all action necessary to consummate the transactions contemplated hereby and thereby and to perform its respective obligations hereunder and thereunder. This Agreement has been duly executed and delivered by each Intelligroup and Sub, and this Agreement is, and upon execution and delivery each of the Ancillary Agreements to which each of Intelligroup and Sub is a party will be, a valid and binding obligation of each of Intelligroup and Sub enforceable against each of Intelligroup and Sub in accordance with its terms, except that enforceability may be limited by the effect of (a)
bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors or (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

      4.4.  NO CONFLICT OR VIOLATION; CONSENTS.

      None of the execution, delivery or performance of this Agreement or any Ancillary Agreement, the consummation of the transactions contemplated hereby or thereby, nor compliance by Intelligroup or Sub with any of the provisions hereof or thereof, will (a) violate or conflict with any provision of Intelligroup's or Sub's governing documents to the extent applicable, (b) violate, conflict with, or result in a breach of or constitute a default (with or without notice of passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate, modify or cancel under, or require a notice under, or result in the creation of any Encumbrance upon any of its assets under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which Intelligroup or Sub is a party or by which Intelligroup or Sub is bound or to which any of their respective assets are subject, (c) violate any Regulation or Court Order applicable to Intelligroup or Sub or (d) impose any Encumbrance on any assets of Intelligroup or Sub. Except as set forth on Schedule 4.4, no notices to, declaration, filing or registration with, approvals or Consents of, or assignments by, any Persons (including any federal, state or local governmental or administrative authorities) are necessary to be made or obtained by Intelligroup or Sub in connection with the execution, delivery or performance of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

      4.5.  REPORTS AND FINANCIAL STATEMENTS.

      Intelligroup has timely filed all reports required to be filed with the SEC pursuant to the Exchange Act or the Securities Act (collectively, the "SEC Reports"), and has previously made available to Empower true and complete copies of all such SEC Reports. Such SEC Reports, as of their respective dates, complied in all materials respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and none of such SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Intelligroup, including the notes thereto, included in the SEC Reports have been prepared in accordance with GAAP consistently applied and fairly present the consolidated financial condition of Intelligroup as at the dates thereof and consolidated results of operations and cash flows for the periods then ended.

      4.6.  ABSENCE OF CERTAIN CHANGES OR EVENTS.

      Except as set forth in the SEC Reports, since September 30, 1998, there has not been any fact, event, circumstance or change affecting or relating to Intelligroup which has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Intelligroup (a "Intelligroup Material Adverse Effect"); provided, however, that an Intelligroup Material Adverse Effect shall not include any adverse effect following the date of this Agreement which is solely attributable to (i) the announcement or pendency of the transactions contemplated by this Agreement or (ii) changes in national economic conditions or industry conditions generally.

      4.7.  S-3 ELIGIBILITY.

      Intelligroup satisfies the registrant requirements set forth in the general instructions for use of Form S-3 under the Securities Act.

      4.8.  DISCLOSURE.

      No representations or warranties by Intelligroup in this Agreement or any Ancillary Agreement to which it is a party or in any document, written information, exhibit, statement, certificate or schedule heretofore or hereinafter furnished by Intelligroup or Sub, or any of Intelligroup's officers, directors, affiliates or any of its Representatives to Empower pursuant hereto, or in connection with the transactions contemplated by this Agreement or by such Ancillary Agreements contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

      4.9.  LITIGATION.

      Except as may be set forth in the SEC Reports, there is no action, suit, or other legal or administrative proceeding or governmental investigation pending, threatened, anticipated or contemplated against, by or affecting Intelligroup and Sub, or any of their respective properties or assets, or which questions the validity or enforceability of this Agreement or the transactions contemplated hereby, and, to the knowledge of Intelligroup or Sub, there is no basis for any of the forgoing. Except as may be set forth in the SEC Reports, there are no outstanding court orders in any proceeding to which Intelligroup or Sub are or was a party which have not been complied with in full or which continue to impose any material obligations on Intelligroup and Sub.

                                   ARTICLE 5.

                         ACTIONS BY EMPOWER, THE MEMBERS
                      AND Intelligroup PRIOR TO THE CLOSING

      Empower, the Members, Intelligroup and Sub, each as indicated below, covenant as follows for the period from the date hereof through the Closing
Date:

      5.1.  CONDUCT OF BUSINESS.

      From the date hereof through the Closing, Empower and the Members shall, except as contemplated by this Agreement, or as consented to by Intelligroup in writing, or as set forth on Schedule 5.1, which Intelligroup is deemed to have consented to, operate the Business in the ordinary course of business and in accordance with past practice and will not take any action inconsistent with this Agreement, the Ancillary Agreements or the consummation of the Closing. Without limiting the generality of the foregoing, Empower shall not and the Members shall not cause Empower to, except as specifically contemplated by this Agreement or as consented to by Intelligroup in writing:

            (a) incur any indebtedness for borrowed money, or assume, guarantee, endorse (other than endorsements for deposit or collection in the ordinary course of business), or otherwise become responsible for obligations of any other Person;

            (b) issue or commit to issue any Membership Interests (except as required pursuant to the Employment Agreements with Jay D. Hiller and Marcelo J. Casas) or any other securities or any securities convertible into Membership Interests or any other securities, including, without limitation, any options to acquire Membership Interests;

            (c) pay or incur any obligation to pay any distribution or dividend or effect any redemption with respect to any Membership Interest;

            (d) make any change to Empower's Articles of Organization or Operating Agreement;

            (e) mortgage, pledge or otherwise encumber any Assets or sell, transfer, license or otherwise dispose of any Assets except for the licensing of Empower's products and services in the ordinary course of business and consistent with past practice;

            (f) cancel, release or assign any indebtedness owed to it or any claims or rights held by it, except in the ordinary course of business and consistent with past practice;

            (g) make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfer or otherwise, or by the purchase of any property or assets of any other Person;

            (h) terminate any material Contract or make any change in any material Contract;

            (i) except as set forth in Schedule 5.1, enter into or modify any employment Contract, (ii) pay any compensation to or for any Employee, officer or director other than in the ordinary course of business and pursuant to existing employment arrangements, (iii) pay or agree to pay any bonus, incentive compensation, service award or other like benefit or (iv) enter into or modify any other Employee Plan;

            (j) enter into or modify any Contract with a Related Party;

            (j) make any payment or distribution to the Members or redeem or purchase any Membership Interest;

            (l) make any change in any method of accounting or accounting practice;

            (m) fail to pursue new Contracts or the development and introduction of new products and technology advances in connection with the Business on a basis consistent with past practice;

            (n) fail to comply with all material Regulations applicable to the Assets and the Business consistent with past practices;

            (o) fail to use its commercially reasonable efforts to (i) maintain the Business, (ii) retain the Employees so that such Employees will remain available to Intelligroup on and after the Closing Date (provided that Empower shall not enter into any employment agreement with any Employee pursuant to this
Section 5.1(o)), (iii) maintain existing relationships with suppliers and customers and others having business dealings with Empower and (iv) otherwise to preserve the goodwill of the Business so that such relationships and goodwill will be preserved on and after the Closing Date; or

            (p) do any other act which would cause any representation or warranty of Empower or Members in this Agreement to be or become untrue in any material respect or that is not in the ordinary course of business consistent with past practice.

      5.2.  INVESTIGATION BY INTELLIGROUP.

      Subject to the Confidentiality Agreement, from the date hereof through the Closing Date, Empower shall, and shall cause Empower's Employees and Representatives to, afford the Representatives of the Intelligroup and its Affiliates access upon reasonable notice and at all reasonable times to its Business for the purpose of inspecting the same, and to its officers, Employees and Representatives, properties, Books and Records, Contracts and other Assets, and shall furnish Intelligroup and its Representatives, upon reasonable notice and in a timely manner, all financial, operating and other data and information (including with respect to Proprietary Rights) as Intelligroup or its affiliates, through their respective Representatives, may reasonably request.

      5.3.  NOTIFICATION OF CERTAIN MATTERS.

      Empower and the Members shall give prompt notice to Intelligroup of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of Empower or any Member contained in this Agreement to be untrue or inaccurate in any material respect and (ii) any material failure of Empower or any Member to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition. Empower and the Members shall promptly notify Intelligroup of any Default, the threat or commencement of any Action, or any development that occurs before the Closing that could reasonably be expected to result in an Empower Material Adverse Effect.

      5.4.  NO MERGERS, CONSOLIDATIONS, SALE OF STOCK, ETC.

      Neither Empower nor any Member will, directly or indirectly, (a) solicit any inquiries or proposals or enter into or continue any discussions, negotiations or agreements relating to (i) the sale or exchange of Empower's Membership Interests, (ii) the merger of Empower with, or the direct or indirect disposition of a significant amount of the Assets or the Business to, any Person other than Intelligroup or its Affiliates or (iii) the licensing of Empower's Proprietary Rights to any Person other than in the ordinary course of business consistent with past practice, or (b) provide any assistance or any information to or otherwise cooperate with any Person in connection with any such inquiry, proposal or transaction. Empower and the Members hereby represent that neither Empower, nor any Member is now engaged in discussions or negotiations with any party other than Intelligroup with respect to any transaction of the kind described  in clauses  (a) (i) through  (a) (iii) of the  preceding  sentence (a
"Proposed Acquisition Transaction"). Empower and each Member agrees not to, release any third party from, or waive any provision of, any confidentiality or standstill agreement to which any of them is a party. Empower and the Members shall (w) immediately notify Intelligroup (orally and in writing) if any offer is made, any discussions or negotiations are sought to be initiated, any inquiry, proposal or contact is made or any information is requested with respect to any Proposed Acquisition Transaction, (x) promptly notify Intelligroup of the terms of any proposal which it may receive in respect of any such Proposed Acquisition Transaction, including, without limitation, the identity of the prospective purchaser or soliciting party, (y) promptly provide Intelligroup with a copy of any such offer, if written, or a written summary (in reasonable detail) of such offer, if not in writing, and (z) keep Intelligroup informed of the status of such offer and the offeror's efforts and activities with respect thereto.

      5.5.  POOLING ACCOUNTING TREATMENT.

            (a) Set forth on Schedule 5.5 is a list of all Persons who are, in Empower's reasonable judgment, "affiliates" of Empower as defined in Rule 144 under the Securities Act or for purposes of qualifying the Merger as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations. Empower and the Members shall use diligent efforts in good faith to cause each such Person to deliver to Intelligroup and Sub on or prior to the Closing Date a written agreement substantially in the form attached hereto as Exhibit F (an "Affiliate Letter").
          ---------

            (b) Empower and the Members shall use diligent efforts in good faith to cause the transactions contemplated by this Agreement to be accounted for as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and to have such accounting treatment accepted by Empower's independent public accountants, by Intelligroup's

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

independent public accountants, and by the SEC, respectively. Empower and each Member agrees that none of them will take any action that would cause such accounting treatment not to be obtained.

      5.9.  FURTHER ASSURANCES.

      Upon the terms and subject to the conditions contained herein, the parties agree, in each case both before and after the Closing, (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements,
(ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder and thereunder and (iv) to cooperate with each other in connection with the foregoing. Without limiting the foregoing, the parties agree to use their respective reasonable efforts (A) to give all notices to, and make all registrations and filings with third parties, including submissions of information requested by governmental authorities and (B) to fulfill all other conditions to this Agreement. Notwithstanding the foregoing, (y) no amendment or modification shall be made to any Contract to obtain any required Consent without the prior written consent of Intelligroup and (z) no party hereto or any of their respective Affiliates shall be required to sell, transfer, divest or otherwise dispose of any of its respective business, assets or properties in connection with this Agreement or any of the transactions contemplated hereby.

                                   ARTICLE 6.

              CONDITIONS TO Empower's and THE MEMBERS' OBLIGATIONS

      The obligations of Empower and the Members to effect the Merger and complete the related transactions contemplated by this Agreement are subject, in the discretion of Empower and the Member Representative, on behalf of the Members, to the satisfaction, on or prior to the Closing Date, of each of the following conditions or the waiver of such conditions by Empower and the Member Representative on behalf of the Members:

      6.1.  REPRESENTATIONS, WARRANTIES AND COVENANTS.

      All representations and warranties of Intelligroup and Sub contained in this Agreement shall be true and correct at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and Intelligroup and Sub shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Closing Date. There shall be delivered to Empower and the Member Representative on behalf of the Members a certificate signed by a senior officer of Intelligroup and Sub to the foregoing effect ("Intelligroup Closing Certificate").

      6.2.  CONSENTS.

      Empower and the Member Representative on behalf of the Members shall be satisfied that all approvals required under any Regulations to permit
Intelligroup and Sub to carry out the transactions contemplated by this Agreement and the Ancillary Agreements shall have been obtained.

      6.3.  NO ACTIONS OR COURT ORDERS.

      No Action by any court, governmental authority or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and by the

Ancillary Agreements. There shall not be any Regulation or Court Order that makes the Merger contemplated hereby illegal or otherwise prohibited.

      6.4.  CLOSING DOCUMENTS.

      Intelligroup shall have delivered to the Member Representative on behalf of the Members the documents and other items described in Section 8.2 and such other documents and items as Empower or the Members may reasonably require.

      6.5.  EMPLOYMENT AND NON-COMPETE AGREEMENTS.

      Intelligroup shall execute and deliver to each of the Senior Managers an Employment and Non-Competition Agreement.

      6.6.  POOLING LETTER.

      The independent certified public accountants of Empower and Intelligroup shall have delivered to Intelligroup and Empower a letter (the "Pooling Letter"), dated the Closing Date, which shall be satisfactory to Intelligroup in its sole discretion, stating without qualification that the accounting for the business combination contemplated in this Agreement and the Ancillary Agreements qualifies as a "pooling of interests" under Opinion 16 of the Accounting Principles of Board and applicable rules and regulations of the SEC.

      6.7.  OPINION OF INTELLIGROUP COUNSEL.

      Buchanan Ingersoll Professional Corporation, counsel to Intelligroup, shall have delivered its opinion dated as of the Closing Date, in the form attached hereto as Exhibit G.

      6.8.  MATERIAL ADVERSE CHANGE.

      There shall not have been any Material Adverse Change with respect to Intelligroup.

                                   ARTICLE 7.

               CONDITIONS TO Intelligroup'S AND SUB'S OBLIGATIONS

      The obligations of Intelligroup and Sub to effect the Merger and complete the related transactions contemplated by this Agreement are subject, in the discretion of Intelligroup, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, or the waiver of such conditions by
Intelligroup:

      7.1.  REPRESENTATIONS, WARRANTIES AND COVENANTS.

      All representations and warranties of Empower and each Member contained in this Agreement shall be true and correct at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and Empower and each of the Members shall have performed in all material respects all agreements and covenants required hereby to be performed prior to or at the Closing Date. There shall be delivered to Intelligroup a certificate signed by each Member (each, a "Member's Closing Certificate") to the foregoing effect.

      7.2.  CONSENTS.

      All Consents, approvals and waivers from governmental authorities and other parties necessary to permit Empower and the Members to consummate the Merger as contemplated hereby and by the Ancillary Agreements and for the operation of the Business after the Closing (including all required third party consents under the Contracts) shall have been obtained. Intelligroup shall be satisfied that all approvals required under any Regulations to permit Empower and the Members to carry out the transactions contemplated by this Agreement and the Ancillary Agreements shall have been obtained.

      7.3.  NO ACTIONS OR COURT ORDERS.

      No Action by any court, governmental authority or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and by the Ancillary Agreements and which could reasonably be expected to damage Intelligroup, the Assets or the Business materially if the transactions contemplated hereby or thereby are consummated, including any material adverse effect on the right or ability of Intelligroup to own, operate or transfer Empower after the Closing. There shall not be any Regulation or Court Order that makes the Merger contemplated hereby illegal or otherwise prohibited or that otherwise may have a Material Adverse Effect on Empower.

      7.4.  CLOSING DOCUMENTS.

      Empower and/or the Members, as the case may be, shall have delivered to Intelligroup the documents and other items described in Section 8.1 and such other documents and items as Intelligroup may reasonably require.

      7.5.  EXEMPTION UNDER FEDERAL AND STATE SECURITIES LAWS.

      The issuance of shares of Intelligroup Stock in the Merger shall not violate any federal or state securities laws.

      7.6.  DELIVERY OF CERTIFICATES.

      Each Member shall have delivered to Intelligroup the Certificate or Certificates representing Membership Interests in Empower held by such Member.

      7.7.  TAX MATTERS.

            (a) No new elections with respect to Taxes, or changes in current elections with respect to Taxes, affecting Empower shall have been made after the date of this Agreement without the prior written consent of Intelligroup, which consent shall not be unreasonably withheld.

            (b) Empower and each Member surrendering Certificates on the Closing Date in accordance with Section 2.7(b)(i) shall have provided Intelligroup with
(i) all forms, certificates and/or other instruments required to pay the transfer and recording taxes and charges, if any, arising from the transactions contemplated by this Agreement, together with evidence satisfactory to Intelligroup that such transfer taxes and charges have been paid by Empower or such Member, and (ii) a clearance certificate or similar document(s) which may be required by any state taxing authority to relieve Intelligroup of any obligation to withhold any portion of the payments to such Member pursuant to this Agreement.

      7.8.  EMPLOYMENT AND NON-COMPETE AGREEMENTS.

      Each of the Senior Managers shall execute and deliver to Intelligroup an Employment and Non-Compete Agreement.

      7.9.  OPINION OF EMPOWER COUNSEL.

      Kerr, Russell and Weber, PLC, counsel to Empower, shall deliver its opinion letter dated as of the Closing Date, in the form attached hereto as Exhibit H

      7.10. POOLING LETTER.

      The accountants for Empower and Intelligroup shall have delivered the Pooling Letter by Intelligroup and Empower.

      7.11. MATERIAL ADVERSE CHANGE.

      There shall not have been any Material Adverse Change with respect to Empower.

                                   ARTICLE 8.

  THE CLOSING; COVENANTS OF THE MEMBERS AND INTELLIGROUP FOLLOWING THE CLOSING

      On the Closing Date at the Closing Place:

      8.1.  DELIVERIES BY EMPOWER AND THE MEMBERS TO INTELLIGROUP.

      Empower and each Member, as applicable, shall deliver (or cause to be delivered) to Intelligroup:

            (a) the Ancillary Agreements, duly executed by each party thereto other than Intelligroup and Sub;

            (b)   each of the Member's Closing Certificates;

            (c) a statement prepared in accordance with Section 1445 of the Code and Treasury Regulations thereunder certifying that Empower is not, and was not at any time after January 1, 1993, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

            (d) a fully executed Affiliate Letter from each of the Persons identified on Schedule 5.5 hereof;

            (e) such other documents and certificates duly executed as may reasonably be requested by Intelligroup or Sub prior to the Closing Date.

      8.2.  DELIVERIES BY INTELLIGROUP.

      Intelligroup shall deliver to the Member Representative for the benefit of the Members, to the Members, or any other appropriate Persons:

            (a) the Ancillary Agreements to which Intelligroup or Sub is a party, duly executed by them;

            (b)     the Intelligroup Closing Certificate;

            (c) the Merger Shares to be issued to each Member in accordance with Section 2.7(b)(i);

            (d) cash in lieu of any fractional shares as provided in Section 2.6(c); and

            (e) such other documents and certificates duly executed as may reasonably be requested by Empower or the Member Representative prior to the Closing Date.

      8.3.  POST-CLOSING OBLIGATION OF SUB REGARDING EMPLOYEE COMPENSATION.

      Intelligroup shall cause Sub to use its commercially reasonable best efforts to continue the current Empower Employee Compensation Plan set forth on Exhibit J hereto for a period of twelve months following the Closing Date.

      8.4.  POST-CLOSING   OBLIGATION   OF  THE  MEMBERS   REGARDING   EMPOWER
EMPLOYEES.

      The Members shall use their best efforts after the Closing Date to cause those Employees listed on Schedule 8.4 to enter into Employee Confidentiality, Nonsolicitation and Invention Assignment Agreements attached hereto as Exhibit I, with Sub or Intelligroup.

      8.5.  POST-CLOSING OBLIGATION OF THE MEMBERS REGARDING CONTRACTS.

      With respect to those Contracts identified on Schedule 8.5 hereto, the Members shall use their best efforts after the Closing Date to assist Intelligroup in obtaining the consent of the customers under such Contracts to the assignment by Empower and the assumption by Sub of Empower's rights and obligations under such Contracts as a result of the Merger.


                                   ARTICLE 9.

                                 INDEMNIFICATION

      9.1.  SURVIVAL OF REPRESENTATIONS, ETC.

      On the Closing Date, all representations and warranties contained in this Agreement, any schedule or in any certificate or instrument of conveyance delivered by or on behalf of the parties pursuant to this Agreement or in connection with the transactions contemplated hereby, and made by Empower and the Members shall expire as to Empower and thereafter will be deemed to have been made exclusively by the Members. All such representations, warranties and covenants, and all other representations, warranties and covenants contained herein, shall survive the Closing Date and continue in full force and effect the earlier of (i) as to claims arising from audit items, the completion of an audit of Intelligroup's financial statements which include periods subsequent to the Closing Date, or (ii) until the first anniversary of the Closing Date (the "Survival Period"). No investigation made by any of the parties hereto (whether prior to, on or after the Closing Date) shall in any way limit the representations and warranties of the parties. The termination of the representations and warranties provided herein shall not affect the rights of a party in respect of any claim made by such party in a writing received by the other party prior to the expiration of the applicable survival period provided herein.

      9.2.  INDEMNIFICATION.

            (a)   General.

                  (i) Subsequent to the Closing and subject to the limitations on indemnity set forth in Section 9.5, the Members shall, jointly and severally, indemnify Intelligroup, its Affiliates, and each of their respective, officers, directors, employees, members and agents ("Intelligroup Indemnified Parties") against, and hold each of the Intelligroup Indemnified Parties harmless from any damage, claim, loss, cost, liability or expense, including without limitation, interest, penalties, reasonable attorneys' fees and expenses of investigation, diminution of value, response action, removal action or remedial action after deduction for any net tax savings, insurance reimbursement or other third party recoveries (collectively "Damages") incurred by any such Intelligroup Indemnified Party, that are incident to, arise out of, in connection with, or relate to, (A) the breach of any warranty, representation, covenant or agreement of Empower or any Member contained in this Agreement or any schedule hereto or in any certificate delivered by or on behalf of Empower or any such Member pursuant to this Agreement or in connection with the transactions contemplated hereby, other than any warranty or representation contained in Article 3A of this Agreement or any covenants set forth in Article 10 hereof, (B) any Member Expenses (to the extent not taken into account in the Net Book Value Adjustment set forth in Section 2.9 hereof), (C) Taxes to the extent based upon, relating to or arising out of the operation of the Business prior to the Closing, (D) any Damages based on, arising out of or relating to any matter disclosed on Schedule
3.17 to the extent attributable to any action of failure to act of Empower or any Member on or before the Closing Date or any Member after the Closing Date, except to the extent that any such Member's action or failure to act following the Closing Date is at the direction of Intelligroup or has been expressly consented to by Intelligroup, or (E) the failure by Empower, with respect to any Pension Plan and related trust agreement, annuity contract or other funding instrument which covers or has covered Employees or former Employees (with respect to their relationship with Empower), to obtain a favorable determination letter from the Internal Revenue Service stating that each such Pension Plan and each related trust is qualified and tax-exempt under the provisions of Code Sections 401 (a) and 501(a) and corresponding regulatory authority in Puerto Rico to like effect.

                  (ii) Subsequent to the Closing, and subject to the limitation on indemnity set forth in Section 9.5 hereof, each Member shall, severally and not jointly, indemnify the Intelligroup Indemnified Parties against, and hold each of the Intelligroup Indemnified Parties harmless from, any Damages incurred by such Intelligroup Indemnified Party, that are incident to, arise out of, in connection with, or related to, whether directly or indirectly, (A) the breach of any warranty or representation of such Member contained in Article 3A of this Agreement, or any warranty or representation of substantially similar subject matter to those contained in Section 3A of this Agreement that are contained in any schedule hereto or in any certificate or instrument of conveyance delivered by or on behalf of such holder pursuant to this Agreement or in connection with the transactions contemplated hereby, and (B) the breach of any covenant of such Member contained in Article 10 of this Agreement.

                  (iii) Subsequent to the Closing,  Intelligroup shall indemnify the Members and their Affiliates, ("Member Indemnified Parties"), against, and hold each of the Member Indemnified Parties harmless from, any Damages incurred by such Member Indemnified Party, that are incident to, arise out of, in connection with, or related to, whether directly or indirectly, the breach of any warranty, representation, covenant or agreement of Intelligroup or Sub contained in this Agreement, any schedule or in any certificate or instrument of conveyance delivered by or on behalf of Intelligroup or Sub pursuant to this Agreement or in connection with the transactions contemplated hereby.

      The term "Damages" as used in this Section 9.2 is not limited to matters asserted by third parties against Member Indemnified Parties or Intelligroup Indemnified Parties, but includes Damages incurred or sustained by such persons in the absence of third party claims.

            (b) Procedure for Claims.

                  (i) If a claim  for  Damages  (a  "Claim")  is to be made by a person entitled to indemnification hereunder, the person claiming such indemnification (the "Indemnified Party"), subject to clause (ii) below, shall give written notice (a "Claim Notice") to the indemnifying person (the "Indemnifying Party") (or, if the Indemnifying Party is a Member or group of Members, the Member Representative) as soon as practicable after the Indemnified Party becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 9.2, but in no event shall the Claim Notice be effective if it is received after the expiration of the Survival Period. The failure of any Indemnified Party to give timely notice hereunder shall not affect rights to indemnification hereunder, except and only to the extent that, the Claim Notice is received after the expiration of the Survival Period or the Indemnifying Party (or, if the Indemnifying Party is a Member or group of Members, the Member Representative) demonstrates actual material damage caused by such failure. In the case of a Claim involving the assertion of a claim by a third party (whether pursuant to a lawsuit or other legal action or otherwise, a "Third-Party Claim"), if the Indemnifying Party (or, if the Indemnifying Party is a Member or group of Members, the Member Representative) shall acknowledge in writing to the Indemnified Party that the Indemnifying Party shall be obligated to indemnify the Indemnified Party under the terms of its indemnity hereunder in connection with such Third-Party Claim, then (A) the Indemnifying Party (or, if the Indemnifying Party is a Member or group of Members, the Member Representative) shall be entitled and, if it so elects, shall be obligated at its own cost, risk and expense (or, if the Person making such election is the Member Representative, at the cost, risk and expense of the Member or group of Members that is the Indemnifying Party), (1) to take control of the defense and investigation of such Third-Party Claim and (2) to pursue the defense thereof in good faith by appropriate actions or proceedings promptly taken or instituted and diligently pursued, including, without limitation, to employ and engage attorneys of its own choice reasonably acceptable to the Indemnified Party to handle and defend the same, and (B) the Indemnifying Party (or, if the Indemnifying Party is a Member or group of Members, the Member Representative) shall be entitled (but not obligated), if it so elects, to compromise or settle such claim, as long as such proposed settlement or judgment involves only the payment of money damages; otherwise, the Indemnifying Party shall not compromise or settle such claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. In the event the Indemnifying Party (or, if the Indemnifying Party is a Member or group of Members, the Member Representative) elects to assume control of the defense and investigation of such lawsuit or other legal action in accordance with this Section 9.2(b), the Indemnified Party may, at its own cost and expense, participate in the investigation, trial and defense of such Third-Party Claim; provided that, if the named persons to a lawsuit or other legal action include both the Indemnifying Party (or the Member Representative acting on behalf of such Indemnifying Party) and the Indemnified Party and the Indemnified Party has been advised in writing by counsel that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party (or the Member Representative acting on behalf of such Indemnifying Party), the Indemnified Party shall be entitled, at the Indemnified Party's cost, risk and expense, to separate counsel of its own choosing. If the Indemnifying Party (or, if the Indemnifying

Party is a Member or group of Members, the Member Representative) fails to assume the defense of such Third-Party Claim in accordance with this Section 9.2 within 10 calendar days after receipt of the Claim Notice, the Indemnified Party against which such Third-Party Claim has been asserted shall (upon delivering notice to such effect to the Indemnifying Party (or, if the Indemnifying Party is a Member or group of Members, the Member Representative)) have the right to undertake, at the Indemnifying Party's cost, risk and expense, the defense, compromise and settlement of such Third-Party Claim on behalf of and for the account of the Indemnifying Party; and shall be entitled to settle or compromise such Third Party Claim without the prior written consent of such Indemnified Party, as long as such compromise or settlement involves only the payment of money damages, otherwise provided that such Third-Party Claim shall not be compromised or settled without the written consent of the Indemnifying Party (or, if the Indemnifying Party is a Member or group of Members, the Member Representative), which consent shall not be unreasonably withheld. In the event the Indemnifying Party (or, if the Indemnifying Party is a Member or group of Members, the Member Representative) assumes the defense of the claim, the Indemnifying Party (or, if the Indemnifying Party is a Member or group of Members, the Member Representative) shall keep the Indemnified Party reasonably informed of the progress of any such defense, compromise or settlement, and in the event the Indemnified Party assumes the defense of the claim, the Indemnified Party shall keep the Indemnifying Party (or, if the Indemnifying Party is a Member or group of Members, the Member Representative) reasonably informed of the progress of any such defense, compromise or settlement. The Indemnifying Party shall be liable for any settlement of any Third-Party Claim effected pursuant to and in accordance with this Section 9.2 and for any final judgment (subject to any right of appeal), and the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Party from and against any and all Damages by reason of such settlement or judgment.

                  (ii) Notwithstanding clause (i) above, in the event that any Indemnified Party is a Member Indemnified Party, any Claim Notice, election or other notification or correspondence required pursuant to such clause (i) shall only be valid if it is delivered by the Member Representative to Intelligroup. Each Member hereby irrevocably appoints the Member Representative as its agent and attorney-in-fact with respect to the matters set forth in this Article 9, and hereby irrevocably grants to the Member Representative the authority to administer Claims on behalf of such Member, to exercise such other rights and powers as are set forth in this Agreement and to enter into, and to bind such Member with respect to, the settlement of any such Claim. Each Intelligroup Indemnified Party shall be entitled to rely on the agreements and representations of, and notices and other correspondence from, the Member Representative as such agent and attorney-in-fact in connection with any Claim by or against any Member pursuant to this Article 9. For purposes of this
Section 9.2(b)(ii) the Member Representative shall be entitled to rely on the direction of (y) the Majority Holders, with respect to any Claims pursuant to
Section 9.2(a)(i), and (z) the Indemnifying Party, with respect to any Claim pursuant to Section 9.2(a)(ii).

      9.3.  NO RIGHT OF CONTRIBUTION.

      After the Closing, no Member shall have any right of contribution against Sub, its successors or assigns for any breach of any representation, warranty, covenant or agreement of Empower. The Members and Intelligroup shall be entitled to specific performance and injunctive relief, without posting bond or other security, for the purpose of asserting their respective rights under this
Article 9. The remedies described in this Article 9 shall be in addition to, and not in lieu of, any other remedies at law or in equity that the parties may elect to pursue.

      9.4.  ESCROW OF MERGER SHARES.

      If the Escrow Agreement is in effect at the time an assertion of indemnification is made by a Intelligroup Indemnified Party and except as otherwise provided in Section 2.11, the obligations of the Members hereunder with respect to the Damages shall only be satisfied by the distribution to the Intelligroup Indemnified Party of Merger Shares held pursuant to the Escrow Agreement.

      9.5.  THRESHOLD; LIMITATIONS ON INDEMNITY.

            (a) Except with respect to the indemnification obligations set forth in Section 9.2(a)(i)(B), (C), (D) or (E) hereof, the Intelligroup Indemnified Parties shall not be entitled to recover for any Damages until such time as the Damages claimed by the Intelligroup Indemnified Parties in the aggregate exceed $100,000 (the "Damage Threshold"), at which time the Intelligroup Indemnified Parties shall be entitled to be indemnified against and compensated and reimbursed for only those Damages in excess of the Damage Threshold. With respect to the indemnification obligations set forth in Section 9.2(a)(i)(D) hereof, the Intelligroup Indemnified Parties shall not be entitled to recover legal fees and expenses in excess of an aggregate of $150,000 where such fees and expenses are incurred to defend claims which involve, in whole or in part,
(i) any action or inaction by the Members occurring after the Closing Date as to which the Intelligroup Indemnified Parties would otherwise be indemnified hereunder, or (ii) any action or inaction of Intelligroup occurring after the Closing Date. In no event whatsoever shall any Intelligroup Indemnified Party be entitled to recover from the Members for any Damages that exceed (collectively or individually) that amount equal to the Escrow Shares multiplied by the Average Share Price (the "Damage Ceiling").

            (b) Except with respect to Intelligroup's obligation to issue and cause its transfer agent to deliver to the Members additional shares of Intelligroup stock on account of any positive adjustment to the Merger Consideration pursuant to Section 2.9(d) hereof, the Member Indemnified Parties shall not be entitled to recover for any Damages until such time as the Damages claimed by the Member Indemnified Parties in the aggregate exceed the Damage Threshold, at which time the Member Indemnified Parties shall be entitled to be indemnified against and compensated and reimbursed for only those Damages in excess of the Damage Threshold. Notwithstanding the foregoing, except with respect to Intelligroup's obligation to issue and cause its transfer agent to deliver to the Members additional shares of Intelligroup stock on account of any positive adjustment to the Merger Consideration pursuant to Section 2.9(d) hereof, Intelligroup's aggregate liability to the Members (collectively or individually) for Damages shall not exceed the Damage Ceiling.

            (c) Any Claim Notice delivered after the expiration of the Survival Period shall be null and void and of no force or effect.

            (d)  Intelligroup  and Sub  acknowledge  and agree that,  except (i)
where Claims, disputes, breaches, failures, Defaults or actions arise out of or are related to the knowing, intentional fraudulent act or willful misconduct of any of the Members, or (ii) in cases arising out of a breach or alleged breach of the covenant of any Member under Article 10 hereof, the foregoing indemnification provisions of this Article 9 shall be the sole and exclusive remedy of Intelligroup and Sub against the Members, whether in law, equity, contract,  tort  or  otherwise,  for any and  all  Claims,  disputes,  breaches, failures, Defaults or actions arising out of this Agreement or any Ancillary Agreements, Schedules, documents, certificates or instruments relating to this Agreement, or the transactions contemplated hereby. Except in instances involving damages related to the knowing, intentional fraudulent act or willful misconduct of any member, Intelligroup and Sub shall not be entitled to recover any damages from the Members that are not Damages provided for in this Article 9.

                                   ARTICLE 10.

                              RESTRICTIVE COVENANTS

      10.1. NON-COMPETITION.

      If the Merger is consummated, except as otherwise provided in this Section 10.1, no Member nor any of his Affiliates shall, for a period of three (3) years after the Effective Date, directly or indirectly, engage, in a business or enterprise which is the same as or similar to the Business, provided, that a Member shall be permitted, after the termination of any term of employment with Sub, its successors or assigns following the Closing Date, to provide information technology implementation services as an independent contractor to any parties that were not customers of Intelligroup or its Affiliates during the term of such employment.

      10.2. NON-SOLICITATION OF EMPLOYEES OF INTELLIGROUP.

      If the Merger is consummated, no Member shall directly or indirectly, for himself or on behalf of any other individual or entity, hire any employee of Intelligroup or its subsidiaries, including, without limitation, any employees of Empower, or induce nor attempt to induce any such employee to leave his or her employment with Intelligroup or any of its subsidiaries, at any time within three (3) years from the Effective Date.

      10.3. NON-SOLICITATION OR INTERFERENCE WITH CUSTOMERS AND SUPPLIERS OF INTELLIGROUP.

      If the Merger is consummated, no Member shall, directly or indirectly, for himself or on behalf of any other individual or entity, solicit, divert, take away or attempt to take away any of Intelligroup's or any of its subsidiaries' current customers or suppliers or the business or patronage of any such customers or suppliers or in any way knowingly interfere with, disrupt or attempt to disrupt any then existing relationships between Intelligroup or any of its subsidiaries and any of their current customers or suppliers at any time within three (3) years from the Effective Date. If the Merger is not consummated due to a breach, default or termination by Empower or any Member, neither Empower, any Member nor any of their respective Affiliates shall, directly or indirectly, for himself or itself or on behalf of any other individual or entity, solicit, divert, take away or attempt to take away any current customers or suppliers of Intelligroup or any of its subsidiaries made known in writing to Empower or such Member by Intelligroup during the negotiation of this Agreement or subsequent to its signing, or the business or patronage of any such customers or suppliers or in any way knowingly interfere with or disrupt any then existing relationships between Intelligroup or any of its subsidiaries, and any of such customers or suppliers at any time within three (3) years from the date of written notice of termination of this Agreement.

      10.4. ACKNOWLEDGMENTS.

      Each Member acknowledges that, in view of the nature of Empower's business and the business objectives of Intelligroup in acquiring Empower, and the consideration paid in the Merger to the Members therefor, the restrictions contained in this Article 10 are reasonably necessary to protect the legitimate business interests of Intelligroup and that any violation of such restrictions will result in irreparable injury to Intelligroup and the business Intelligroup has acquired hereunder for which damages will not be an adequate remedy. Each Member therefore acknowledges that, if any such restrictions are violated, Intelligroup shall be entitled to preliminary and injunctive relief as well as to an equitable accounting of earnings, profits, and other benefits arising from such violation.

                                   ARTICLE 11.

                                  MISCELLANEOUS

      11.1. CERTAIN SECURITIES LAWS REPRESENTATIONS.

      Each Member represents as follows with respect to the Merger Shares to be acquired in connection with the Merger:

            (a) (i) Such Member is an "accredited investor" as such term is defined in Rule 501(a) promulgated under the Securities Act; or

            (ii) Such Member has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the investment in the Merger Shares;

            (b) Such Member is receiving such shares for investment for its own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof, other than as contemplated hereby;

            (c) Such Member has been given the opportunity to obtain any information or documents relating to, and to ask questions and receive answers about, Intelligroup and the business and prospects of Intelligroup which it deems necessary to evaluate the merits and risks related to its investment in such shares and to verify the information received, and such Member's knowledge and experience in financial and business matters are such that it is capable of evaluating the merits and risks of its receipt of such shares;

            (d) Such Member's financial condition is such that it can afford to bear the economic risk of holding the shares for an indefinite period of time and has adequate means for providing for such Member's current needs and contingencies and to suffer a complete loss of its investment in such shares;

            (e) All information that such Member has provided to Intelligroup concerning itself and its financial position (if any) is correct and complete; and

            (f) Such Member has been advised that (i) Intelligroup's issuance of shares to the Members will not have been registered under the Securities Act,
(ii) such shares may need to be held indefinitely, and such Member must continue to bear the economic risk of the investment in such shares unless they are subsequently registered under the Securities Act or an exemption from such registration is available, (iii) there may not be a public market for such shares, (iv) when and if such shares may be disposed of without registration in reliance on Rule 144 promulgated under the Securities Act, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule, (v) if the Rule 144 exemption is not available, public sale without registration will require compliance with an exemption under the Securities Act and (vi) a restrictive legend in the following form shall be placed on the certificates representing such shares:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS"), HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFICATION UNDER

THE STATE ACTS OR EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS (INCLUDING, IN THE CASE OF THE SECURITIES ACT, THE EXEMPTION AFFORDED BY RULE 144). UNLESS WAIVED BY INTELLIGROUP, INC., INTELLIGROUP, INC. SHALL BE FURNISHED WITH AN OPINION OF COUNSEL OPINING AS TO THE AVAILABILITY OF EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION AS A PRECONDITION TO ANY SUCH TRANSFER.

      11.2. ASSIGNMENT.

      Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Empower or any Member without the prior written consent of Intelligroup, or by Intelligroup or Sub without the prior written consent of Empower or the Members.

      11.3. NOTICES.

      Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered in person or by courier, telegraphed, telexed, sent by facsimile transmission, sent via overnight delivery service or mailed by registered or certified mail (such notice to be effective upon receipt), as follows:

      If to a Member, to the address of such Member as set forth on Annex 1 hereto.

      If prior to the Closing, to Empower:

            Empower Solutions, LLC
            49862 Point Crossing
            Plymouth, Michigan 48170
            Fax:
            Attention:  Mr. Patrick Kavanaugh

      With a copy to:

            Kerr, Russell and Weber, PLC
            Detroit Center, Suite 2500
            500 Woodward Street
            Detroit, Michigan 48226-3427
            Fax:     (313) 961-0388
            Attention:  Richard C. Buslepp, Esq.

      If to  Intelligroup  or Sub or, if after  the  Closing,  to the  Surviving
Corporation:

            Intelligroup, Inc.
            499 Thornall Street
            Edison, New Jersey 08837
            Fax:     (732) 590-1660
            Attention:  Gerard E. Dorsey
                     Chief Financial Officer

      With a copy to:

            Buchanan Ingersoll, Professional Corporation
            500 College Road East
            Princeton, New Jersey 08540
            Fax      (609) 520-0360
            Attention:  Perry A. Pappas, Esq.

      or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

      11.4. CHOICE OF LAW.

      This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Michigan with respect to the Merger and the laws of the State of New Jersey with respect to all other matters, except with respect to matters of law concerning the internal affairs of any entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

      11.5. ARBITRATION.

      Any and all disputes, controversies or claims arising out of or relating to this Agreement shall be resolved exclusively and conclusively by binding arbitration in accordance with the rules of the American Arbitration Association. Such arbitration shall be held in New York City. Any award or decision in arbitration shall be final and binding upon the parties, shall not be subject to appeal and shall be enforceable by judgment of any court of competent jurisdiction. The costs of any arbitration conducted under this
Section 11.6, including, without limitation, the fees and expenses of the arbitrator, but not including each party's own costs incurred in connection with the preparation for and conduct of the arbitration, shall be borne equally by the party initiating the arbitration and the party (or parties) responding to the initiation of the arbitration.

      11.6. DESCRIPTIVE HEADINGS.

      The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      11.7. ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS.

      This Agreement, together with all exhibits and schedules hereto, and the Confidentiality Agreement, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

      11.8. COUNTERPARTS.

      This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      11.9. INVALIDITY.

      In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall be held to be invalid, illegal or unenforceable in any jurisdiction, such provisions shall be deemed amended to the extent necessary for such provisions to be valid, reasonable and enforceable in such jurisdiction; provided, however, that such provisions shall not be deemed amended for purposes of their enforcement in any jurisdiction in which such provisions would be valid, legal and enforceable without amendment.

      11.10. EXPENSES.

      Except as otherwise provided in this Agreement, Intelligroup will be liable for its and Sub's expenses, and Empower will be liable for the Member Expenses, incurred in connection with the negotiation, preparation, execution and performance of this Agreement.

      11.11.  PUBLICITY.

      Except as required by law or on advice of counsel, neither party shall issue any press release or make any public statement regarding the transactions contemplated hereby without the prior approval of the other parties, and the parties hereto shall issue a mutually acceptable press release as soon as practicable after the date hereof and after the Closing Date. Notwithstanding the foregoing, Intelligroup shall be permitted to make any public statement without obtaining the consent of any other party hereto if (i) the disclosure is required by law and (ii) Intelligroup has first used its reasonable efforts to consult with (but not to obtain the consent of) the other parties about the form and substance of such disclosure.

      11.12. NO THIRD PARTY BENEFICIARIES.

      This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, except as specifically set forth in
Article 9 hereof.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be duly executed on its behalf by its officer thereunto duly authorized, as of the day and year first above written.

                                          INTELLIGROUP, INC.,
                                          a New Jersey corporation



                                          By: /s/ Stephen A. Carns
                                              -------------------------------
                                              Stephen A. Carns

                                          Its:President and Chief Executive
                                              Officer
                                              --------------------------------



                                          ES MERGER CORP.,
                                          a Michigan corporation



                                          By: /s/ Stephen A. Carns
                                              --------------------------------
                                              Stephen A. Carns

                                          Its:President
                                              --------------------------------




                                          EMPOWER SOLUTIONS, LLC,
                                          a Michigan limited liability company


                                          By: /s/ Patrick J. Kavanaugh
                                              --------------------------------
                                              Patrick J. Kavanaugh

                                          Its:Manager
                                              --------------------------------



                                          THE MEMBERS:



                                          /s/ Patrick J. Kavanaugh
                                          ------------------------------------
                                          Patrick J. Kavanaugh

                                          /s/ Kurt A. Collins
                                          ------------------------------------
                                          Kurt A. Collins

                                          /s/ Marcelo J. Casas
                                          ------------------------------------
                                          Marcelo J. Casas

                                          /s/ Jay D. Hiller
                                          ------------------------------------
                                          Jay D. Hiller